VIACOM 401(k) PLAN






               Effective as of September 1, 2001


















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                   TABLE OF CONTENTS

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ARTICLE I  BACKGROUND                                  1


ARTICLE II  DEFINITIONS                                3
     2.1  Accounting Period                            3
     2.2  Account(s)                                   3
     2.3  Actual Deferral Percentage                   3
     2.4  Affiliated Company                           4
     2.5  After-Tax Contributions                      4
     2.6  Annual Addition                              4
     2.7  Before-Tax Contributions                     4
     2.8  Beneficiary                                  4
     2.9  Board                                        5
     2.10 Break in Service 	                       5
     2.11 Committee                                    5
     2.12 Company                                      5
     2.13 Compensation                                 5
     2.14 Contribution Percentage                      6
     2.15 Disability                                   7
     2.16 Earnings                                     7
     2.17 Employee                                     7
     2.18 Employer                                     7
     2.19 ERISA                                        8
     2.20 Excess Aggregate Contributions               8
     2.21 Excess Salary Reduction Contributions        8
     2.22 Former Participant                           9
     2.23 Fund                                         9
     2.24 Highly Compensated Participant               9
     2.25 Hour of Service                              10
     2.26 Investments Committee                        10
     2.27 Leased Employee                              10
     2.28 Matchable Contributions                      11
     2.29 Matching Employer Contributions              11
     2.30 Merged Plans                                 11
     2.31 Parental Leave                               11
     2.32 Participant                                  11
     2.33 Payroll Period                               11
     2.34 Plan                                         11
     2.35 Plan Year                                    11
     2.36 Predecessor Company                          12
     2.37 Qualified Nonelective Contributions          12
     2.38 Rollover Contributions                       12
     2.39 Severance Date                               12
     2.40 Stock                                        12
     2.41 Temporary Employee                           12
     2.42 Trust Agreement                              13
     2.43 Trustee                                      13
     2.44 Unmatched Contributions                      13
     2.45 Valuation Date                               13
     2.46 Year of Eligibility Service                  13
     2.47 Year of Vesting Service                      13
     2.48 Vesting Service                              13


ARTICLE III  ELIGIBILITY FOR PARTICIPATION             14
     3.1  Eligibility                                  14
     3.2  Method of Becoming a Participant             16
     3.3  Reemployed Participants                      16
     3.4  Events Affecting Participation               17
     3.5  Military Service                             17


ARTICLE IV  SERVICE                                    18
     4.1  Crediting Service                            18
     4.2  Year of Eligibility Service                  18
     4.3  Year of Vesting Service                      19
     4.4  Additional Service Credit                    20
     4.5  Military Service                             20


ARTICLE V  CONTRIBUTIONS                               21
     5.1  Matchable Contributions                      21
     5.2  Unmatched Contributions                      22
     5.3  Election of Salary Reduction and After-Tax
          Contributions                                22
     5.4  Change in Amount or Form of Contributions    23
     5.5  Suspension of Contributions                  23
     5.6  Cessation of Contributions                   23
     5.7  Matching Employer Contributions              23
     5.8  Remittance of Contributions to Trustee       24
     5.9  Remittance of Matching Employer Contributions
	  to Trustee                                   24
     5.10 Refund of Matching Employer Contributions    24
     5.11 Corrections for Administrative Errors        25
     5.12 Rollover Contributions                       25
     5.14 Limitation on Contributions                  27
     5.15 Military Service                             27


ARTICLE VI  PARTICIPANT ACCOUNTS                       28
     6.1  Valuation of Assets                          28
     6.2  Credits to Participant Accounts              28
     6.3  Debits of Participant Accounts               28
     6.4  Statement of Participant Accounts            28


ARTICLE VII  INVESTMENT CONTRIBUTIONS                  29
     7.1  Investment of Before-Tax,  After-Tax and
          Rollover Contributions                       29
     7.2  Investment of Matching Employer
          Contributions                                29
     7.3  Change in Investment Election for Future
          Contributions                                29
     7.4  Change in Investment Election for Prior
          Contributions                                29
     7.5  Special Investment Elections                 30
     7.6  Fiduciary Responsibility for Investments     30
     7.7  Self-Directed Brokerage Account              30


ARTICLE VIII  WITHDRAWALS DURING EMPLOYMENT            32
     8.1  Withdrawals of Before-Tax Contributions,
          After-Tax Contributions, Matching Employer
          Contributions, Transferred Amounts, and
          Rollover Contributions                       32
     8.2  Withdrawal Procedures                        36
     8.3  Funds to be Charged with Withdrawal          36
     8.4  Frequency of Withdrawals                     36


ARTICLE IX  PARTICIPANT LOANS                          38
     9.1  Loan Subaccounts                             38
     9.2  Eligibility for Loans                        38
     9.3  Availability of Loans                        38
     9.4  Amount of Loan                               39
     9.5  Terms of Loan                                39
     9.6  Distribution and Repayment of Loan           40
     9.7  Events of Default and Action Upon Default    41
     9.8  Military Service                             42


ARTICLE X  VESTING AND TERMINATION OF EMPLOYMENT       43
     10.1 Matchable, Unmatched, Qualified Nonelective
	  and Rollover Contributions                   43
     10.2 Matching Employer Contributions              43
     10.3 Forfeitures                                  44


ARTICLE XI  PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS 46
     11.1 Forms of Payment                             46
     11.2 Modification or Revocation of Form of Payment
          Election                                     46
     11.3 Stock Election                               46
     11.4 Consent Requirements                         47
     11.5 Valuation and Payment Procedures for Lump Sum
          Payments                                     47
     11.6 Valuation and Payment Procedures for Installment
          Payments                                     48
     11.8 Direct Rollover Distributions                50


ARTICLE XII  ADMINISTRATION OF THE PLAN                52
     12.1 Appointment Of The Retirement and Investment
          Committees                                   52
     12.2 Organization And Operation Of The
          Committees                                   52
     12.3 Expenses                                     53
     12.4 Duties, Powers and Responsibilities of the
          Retirement Committee                         53
     12.5 Required Information                         54
     12.6 Indemnification                              55
     12.7 Claims And Appeal Procedure                  55
     12.8 Liability of Committee Members               57
     12.9 Reliance on Reports and Certificates         57
     12.10 Member's Own Participation                  57
     12.11 Fiduciary Indemnification                   57
     12.12     Allocation of Responsibilities          57
     12.13 Multiple Capacities                         57


ARTICLE XIII  AMENDMENT AND TERMINATION                58
     13.1 Right to Amend or Terminate                  58
     13.2 Full Vesting on Termination/Partial
          Termination of the Plan                      58
     13.3 Distribution of Funds Upon Termination
          of the Plan 				       58


ARTICLE XIV  GENERAL PROVISIONS                        60
     14.1 Employment Relationships                     60
     14.2 Non-Alienation of Benefits                   60
     14.3 Qualified Domestic Relations Order           60
     14.4 Exclusive Benefit of Employees               60
     14.5 Merger, Consolidation or Transfer of Assets
          or Liabilities                               61
     14.6 Appointments of Trustee                      61
     14.7 Discretion of the Board of Directors and the
          Retirement and or Investment Committees      61
     14.8 Voting Viacom Inc. Common Stock              61
     14.9 Payments to Minors and Incompetents          62
     14.10 Employee's Records                          62
     14.11 Titles and Headings                         62
     14.12 Use of Masculine and Feminine; Singular
           and Plural                                  62
     14.13 Governing Law                               62


ARTICLE XV  NONDISCRIMINATION AND ANNUAL ADDITIONAL
            LIMITATIONS                                63
     15.1 Limitation on Salary Reduction Contributions 63
     15.2 Maximum Contribution Percentage              65
     15.3 Limitation on Annual Additions               68


ARTICLE XVI  TOP-HEAVY PLAN                            70
     16.1 General Rule                                 70
     16.2 Top-Heavy Plan                               70
     16.3 Definitions                                  70
     16.4 Requirements Applicable if the Plan is
	  Top-Heavy                                    71


ARTICLE XVII  SIGNATURE                                73


APPENDIX A                                             74


APPENDIX B                                             89


APPENDIX C                                             90


APPENDIX D                                             96


APPENDIX E                                             97








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                           ARTICLE I
                           BACKGROUND


     1.1 Viacom International Inc., a wholly owned subsidiary of Viacom Inc., and its participating subsidiaries adopted the Viacom Employee Investment Fund effective June 4, 1971 for the purpose of providing a convenient way for employees both to save for their retirement and to become shareholders of Viacom Inc. The Viacom Employee Investment Fund (renamed the Viacom Investment Plan, effective January 1, 1984 and herein renamed the Viacom 401(k) Plan) has been amended from time to time after its adoption to comply with changes in law and certain design changes.

     1.2 Effective as of September 1, 2001, the "CBS Employee Investment Fund" (the "EIF"), the "MTVi Group Investment Plan" (the "MTVi Plan") and the "Savings and Investment Plan for Collective Bargaining Employees of Viacom Broadcasting of Missouri, Inc." (the "KMOV Plan"), and the assets and liabilities thereunder, shall be merged into the Plan. Effective as of November 1, 2001, the "Infinity Broadcasting Corporation Employees' 401(k) Plan" (the "Infinity Plan") and the assets and liabilities thereunder shall be merged into the Plan. All such Plans (and any other plans merged into the Plan prior to September 1, 2001) are collectively referred to herein as the "Merged Plans." All provisions of the Merged Plans that are required to be protected under Section 411(d)(6) of the Internal Revenue Code of 1986, as amended, have been protected in this Plan.

     1.3 The resulting consolidated Viacom 401(k) Plan constitutes an amendment to and restatement of the Viacom Investment Plan as in effect on August 31, 2001 and is intended to include all amendments to the Plan which are required to be made to comply with GUST (as the Internal Revenue Service defines that acronym). This Plan is also intended to serve as an amendment and restatement of each of the Merged Plans. Transition rules dealing with certain provisions of the Merged Plans are incorporated into Appendix A and supersede any other provisions of the Plan, where contrary. This subsequent version of the Plan includes all amendments effective on or before September 1, 2001. All provisions of this Plan are effective as of September 1, 2001, except where an earlier or later effective date is specifically stated.

     1.4 It is the intention of the Employers that the amended and restated Viacom 401(k) Plan and Trust shall continue to be qualified and exempt under Sections 401(a) and 501(a) of the Code, and shall qualify under such requirements as a profit sharing plan that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code.

     1.5 The rights of any Employee or former Employee whose employment terminated prior to the effective date of this restatement and the rights of the Beneficiary of such Employee or former Employee shall be governed by the terms of the Plan (including any merged-in or predecessor plan) as in effect at the time of such termination of employment, except in the event such Employee is rehired and except as otherwise specifically provided herein, or as required by law.

                           ARTICLE II
                          DEFINITIONS


     2.1 "Accounting Period" shall mean the period of four or five consecutive calendar weeks in a calendar month used by each Employer in the maintenance of Participant and Employer Accounts.

     2.2 "Account(s)" shall mean with respect to any Participant the accounts maintained by the Committee or its designee with respect to which are allocated Before-Tax
Contributions, After-Tax Contributions, Rollover
Contributions, Matching Employer Contributions, and any other contributions or direct transfers made to the Plan on behalf of any Participant or Beneficiary. In addition, the Committee shall allocate amounts and otherwise adjust each such Account in accordance with Article VI and Appendix A.

     2.3 "Actual Deferral Percentage" with respect to any group of actively employed eligible Participants for a Plan
Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

          (a)  The amount of Before-Tax Contributions
authorized by the Participant to be paid to the Trust for such Plan Year plus the amount of any Qualified Nonelective
Contributions made for the Plan Year, divided by

          (b)  The Participant's Compensation for such Plan
Year.

               Notwithstanding the foregoing, for purposes of this Section, "Compensation" for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2),
modified to include all amounts currently not included in the Participant's gross income by reason of Sections 125, 402(e)(3) and, effective January 1, 1998, 132(f) of the Code. The total amount of a Participant's Compensation taken into account for any Plan Year shall not exceed $170,000 for 2001, $200,000 for 2002, or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. In the case of an Employee who begins, resumes, or ceases to be eligible to make contributions during a Plan Year, the amount of Compensation included in the Actual Deferral Percentage is the amount of Compensation received by the Participant during the entire Plan Year.

          For purposes of determining Actual Deferral
Percentages, any Participant who is suspended from participation pursuant to Sections 5.5 or 8.1(h) shall be treated as an eligible Participant. Actual Deferral
Percentages will be determined in accordance with all applicable requirements of Section 401(k) of the Code and the regulations and other guidance thereunder.

     2.4 "Affiliated Company" shall mean any corporation or other entity that is required to be aggregated with the Company pursuant to Sections 414(b), (c), (m), or (o) of the
Code but only to the extent so required.

     2.5 "After-Tax Contributions" shall mean those contributions made by Participants by means of payroll deduction in accordance with Sections 5.2 and 5.3 and any Periodic Special Contributions made by EIF Participants as provided in Appendix A. After-Tax Contributions are included in each Participant's income for Federal income and Social Security tax purposes and are subject to the limitations of Article XV.

     2.6 "Annual Addition" shall mean for any Plan Year, Before-Tax Contributions, Matching Employer Contributions, Qualified Nonelective Contributions, additional Employer contributions pursuant to Section 5.11 (which shall be treated as Annual Additions only to the extent and for the Plan Year (limitation year) required by regulations or other guidance issued pursuant to Code Section 415), After-Tax Contributions, and forfeitures, if any, allocated to a Participant's Accounts.

     2.7 "Before-Tax Contributions" shall mean pre-tax elective contributions within the meaning of Section 401(k) of the Code and the regulations thereunder made by Participants in accordance with Section 5.3 Before-Tax
Contributions are subject to the limitations of Article XV.

     2.8 "Beneficiary" shall mean the person designated by the Participant to receive any death benefits payable hereunder, including any beneficiary designation made under a Merged Plan that has not been revoked or superseded since the merger of such Merged Plan. Each Participant has the right, from time to time, to change any designation of Beneficiary. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the Committee whether or not the Participant is alive at the time of such filing; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant's last designation and prior to the time such change was received by the Committee. Notwithstanding the above, in the case of any Participant who is married on the date of his death, the Participant's spouse as of his date of death shall be his Beneficiary unless she shall have consented to a different Beneficiary on prescribed forms and before a notary public. In the absence of an effective designation or if a named Beneficiary shall have died, any death benefits payable hereunder on behalf of the Participant shall be distributed to the first of the following classes of successive preference beneficiaries:

          (1)  the Participant's surviving spouse;
          (2)  the Participant's surviving children;
          (3)  the Participant's surviving parents;
          (4) the Participant's surviving brothers and sisters;
          (5) the estate of the person last receiving benefits hereunder.

     Any individual who is designated as an alternate payee in a qualified domestic relations order (as defined in Section 414(p) of the Code) relating to a Participant's benefits under this Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order.

     2.9 "Board" shall mean the Board of Directors of the Company, or a Committee thereof authorized to act in the name of the Board.

     2.10 "Break in Service" shall mean a period of severance from service as determined in accordance with
Section 4.2 and Section 4.3.

     2.11 "Committee" or "Retirement Committee" shall mean the persons appointed to the Retirement Committee to administer the Plan or its designees, in accordance with
Article XII.

     2.12 "Company" shall mean Viacom Inc., a Delaware
Corporation.

     2.13 "Compensation" shall mean, except as provided in Appendix A for certain Participants of Merged Plans, a Participant's base pay for services rendered to the Employer paid during a Payroll Period, including all pre-tax elective contributions made on behalf of a Participant either to a "qualified cash or deferred arrangement" (as defined under Code Section 401(k) and applicable regulations), a "cafeteria plan" (as defined under Code Section 125 and applicable regulations), or, effective January 1, 2002, a "qualified transportation fringe" (as defined under Code
Section 132(f) and the applicable regulations) maintained by an Employer, plus all overtime pay, annual cash bonuses under the Company's Short-Term Incentive Plan or certain other comparable annual cash bonus plans sponsored by the Company or an Employer, commissions, hazard pay and shift differential pay, but excluding (i) deferred compensation
(ii) additional compensation of every other kind, including cash bonuses under the Company's Long Term Performance Plan. For Participants who are eligible for the Company's Excess Investment Plan, Compensation shall exclude cash bonuses under the Company's Short-Term Incentive Plan and certain other comparable annual cash bonus plans sponsored by the Company or an Employer. The total amount of a Participant's Compensation taken into account for any Plan Year shall not exceed $170,000 for 2001, $200,000 for 2002, or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. If any Plan Year consists of fewer than twelve months, the
Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve.

     2.14 "Contribution Percentage" with respect to any specified group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios
(calculated separately for each Participant in the group) of:

          (a) the amount of Matching Employer Contributions and After-Tax Contributions, plus the amount of any Before-Tax Contributions recharacterized pursuant to Section 15.1(c), Before-Tax Contributions treated as Matching Employer Contributions pursuant to Section 15.2(c), and any Qualified Nonelective Contributions or additional Matching Employer Contributions made pursuant to Section 15.2(c), paid to the Trust Fund on behalf of each such Participant for such Plan Year, to

          (b)  the Participant's Compensation for such Plan
Year.

               Notwithstanding the foregoing, for purposes of this Section, "Compensation" for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2),
modified to include all amounts currently not included in the Participant's gross income by reason of Code Sections 125 and 402(e)(3), and, effective January 1, 1998, Code
Section 132(f). The total amount of a Participant's Compensation taken into account for any Plan Year shall not exceed $170,000 for 2001, $200,000 for 2002, or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. In the case of an Employee who begins, resumes, or ceases to be eligible to make contributions during a Plan Year, the amount of Compensation included in the Contribution Percentage is the amount of Compensation received by the Participant during the entire Plan Year.

          For purposes of determining Contribution
Percentages, any Participant who is suspended from participation pursuant to Sections 5.5 or 8.1(h) shall be treated as an eligible Participant. Contribution
Percentages will be determined in accordance with the applicable requirements of Section 401(m) of the Code and the regulations and other guidance issued thereunder.

     2.15 "Disability" shall mean a permanent and total disability that would qualify an Employee for benefits under the provisions of the long-term disability plan sponsored by or participated in by the Employee's Employer. The determination of whether a Participant has incurred a Disability for purposes of this Plan shall be made by the Retirement Committee or its delegate.

     2.16 "Earnings" shall mean the total amount of wages paid by the Employer to a Participant within the meaning of
Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and
6052 of the Code (a Form W-2).   "Earnings" as defined in
the preceding sentence shall be increased by the Participant's pre-tax elective deferrals under any plans maintained by the Employer under Code Sections 401(k), 125 and, effective January 1, 1998, 132(f).

     2.17 "Employee" shall mean an employee of the Company or an Affiliated Company. A "Full Time Employee" means any Employee who is classified in the Employer's employment records as a full-time Employee. A "Part-Time Employee" means any Employee who is classified in the Employer's employment records as a part-time Employee. A "Freelance Employee" means an Employee (i) of an Employer that has designated freelance employees as being eligible to participate in the Plan and (ii) who is classified in the Employer's records as a Freelance Employee eligible to participate. A Project-Based Employee means an Employee (i) of an Employer that has designated project-based employees as being eligible to participate in the Plan and (ii) who is classified in the Employer's records as a Project-Based Employee eligible to participate. Notwithstanding the foregoing, the term "Employee" shall exclude any employee who is a Temporary Employee and any Leased Employee.

     2.18 (a) "Employer" shall include the Company and any Affiliated Company participating in the Plan as provided in
Section 2.17(b). When used in reference to Matching Employer Contributions for a Participant, the term "Employer" will refer to the Employer employing such Participant. When used in reference to the collective obligations of all Employers in the group, the obligation of each Employer will be proportionate to the contributions of or on behalf of its Participants to the Plan.

          (b)  If any company is now or becomes an
Affiliated Company of an Employer, including the Company, the Retirement Committee may include the Employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of the merger or consolidation or as the result of the acquisition of all or part of the assets or business of another company, the Retirement Committee shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the Trust and the Plan as tax-exempt and tax-qualified under the Code. The Retirement Committee may exclude the Employees of any division of an Employer from membership in the Plan upon appropriate action by the Employer; such excluded divisions to be listed on Appendix B.

     2.19 "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, and regulations issued pursuant to said Act.

     2.20 "Excess Aggregate Contributions" shall mean with respect to each Highly Compensated Participant, the amount equal to the total Matching Employer Contributions made on his behalf and his After-Tax Contributions (including Before-Tax Contributions which are recharacterized pursuant to
Section 15.1(c)) determined prior to the application of the leveling procedure described below minus the product of the Participant's Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Participant's Compensation, as determined for purposes of Section 2.13. Under the leveling procedure, the Contribution Percentage of the Highly Compensated Participant with the highest such percentage is reduced to the extent required to enable the limitations of Section 15.2(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant's Contribution Percentage to equal that of the Highly Compensated Participant with the next highest Contribution Percentage. This leveling procedure is repeated until the limitations of Section 15.2(a) are satisfied. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Participant exceed the After-Tax Contributions and Matching Employer Contributions made on behalf of such Participant in any Plan Year.

     2.21 "Excess Before-Tax Contributions" shall mean with respect to each Highly Compensated Participant, the amount equal to total Before-Tax Contributions on behalf of the Participant (determined after the application of Section 15.1(b) and prior to the application of the leveling procedure described below) plus any Qualified Nonelective Contributions made pursuant to Section 15.1(d) minus the product of the Participant's Actual Deferral Percentage (determined after application of Section 15.1(b) and after the leveling procedure described below) multiplied by the Participant's Compensation, as determined under Section 2.3. In accordance with the regulations issued under Section 401(k) of the Code, Excess Before-Tax Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Participant with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 15.1(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitations of Section 15.1(a) are satisfied.

     2.22 "Former Participant" shall mean a person whose active participation in the Plan shall have terminated by reason of death, Disability, retirement, transfer to an Affiliated Company or other affiliated entity that is not an Employer, termination of employment, or any other reason, but who still has a participating interest in the Plan.

     2.23 "Fund" shall mean the Trust Fund held by the Trustee in accordance with the Trust Agreement. The Fund will consist of separate investment funds ("Funds") as herein described. The Investments Committee shall have the authority, consistent with the terms of the Trust Agreement, to appoint a designated investment manager (as defined in ERISA Section 3(38)), who shall have the authority to invest and manage all or any part of the assets of the Funds. To the extent the Trustee is directed by the Investments Committee or a designated investment manager, the Trustee may invest and reinvest in collective investment funds (as authorized by ERISA and any related governmental regulations and rulings) maintained by the Trustee for the investment of assets of employee benefit plans qualified under Section 401(a) and exempt under Section 501(a) of the Code whereupon the instrument or instruments establishing such collective investment funds, as amended from time to time, shall constitute a part of this Plan with respect to any assets of the Plan which are invested in such funds.

          The Investments Committee shall have the authority to determine the specific investment funds that comprise the Funds. Effective September 1, 2001, the Funds described herein shall consist of the funds listed on Appendix E.

     2.24 "Highly Compensated Participant" , for Plan Years beginning on or after January 1, 1997,shall include those Employees who meet the definition of "Highly Compensated Employee" as determined under Section 414(q) of the Code and the regulations issued thereunder, as set forth herein. The term "Highly Compensated Employee" includes "Highly Compensated Active Employees" and "Highly Compensated Former Employees" and shall be determined as follows:

          (a)  "Highly Compensated Active Employee" means an
Employee described in Code Section 414(q) and the regulations thereunder, who performs services for the Company or an Affiliated Company during the Plan Year and is in one or more of the following groups:

                    (1)  Employees who at any time during
          the Determination Year (which shall be the Plan
          Year) or the Look-Back Year (which shall be the twelve-month period preceding the Plan Year) were owners (as defined in Code Section 318) of more than five percent of the outstanding stock of the Company or an Affiliated Company, or stock possessing more than five percent of the total combined voting power of all stock of the Company and its Affiliated Companies.

                    (2)  Employees who received Compensation
          during the Look-Back Year in excess of $80,000 for 2001, and $85,000 for all Plan Years beginning after December 31, 2001 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).

          (b) The determination of the "Highly Compensated Participants" may be made by the Retirement Committee on the basis of the "top-paid group" election or the substantiation guidelines in accordance with such regulations, notices, or other guidance issued under Code Section 414(q).

          (c) A "Highly Compensated Former Employee" means an Employee who separated from service prior to the Determination Year, who performed no services for an Employer during the Determination Year, and who was a Highly Compensated Active Employee for either such Employee's separation year or any Determination Year ending on or after the Employee's 55th birthday.

          (d)  For purposes of determining Highly
Compensated Employees, "Compensation" for a Determination
Year or a Look-Back Year shall be determined in the same manner as "Earnings" in Section 2.15 of the Plan.

          (e)  The determination of "Highly Compensated
Active Employee" shall be made by the Plan Administrator on the basis of the "Top-Paid Group" election or the substantiation guidelines in accordance with such regulations, notices or other guidance issued under Code
Section 414(q).

     2.25 "Hour of Service" shall mean each hour credited under Section 4.2.

     2.26 "Investments Committee" shall mean the persons appointed to the Investments Committee to serve as Named
Fiduciary for purposes of the investment of Plan assets, in accordance with Section 2.22 and Article XII.

    2.27 "Leased Employee" shall mean any person as defined in Section 414(n)(2) of the Code.

     2.28 "Matchable Contributions" shall mean a Participant's Before-Tax Contributions which are made pursuant to Sections 5.1 and 5.3, with respect to which Matching Employer Contributions are made.

     2.29 "Matching Employer Contributions" shall mean contributions made by each Employer in accordance with
Section 5.7 or as provided in Appendix A with respect to certain Participants in Merged Pans and which are subject to the limitations of Article XV.

     2.30 "Merged Plans" shall mean the following plans merged into the Plan effective September 1, 2001 or November 1, 2001, as indicated in Section 1.2: (i) the CBS Employee Investment Fund, (ii) the Infinity Broadcasting Corporation Employees' Savings Plan, (iii) the Savings and Investment Plan for Collective Bargaining Employees of Viacom Broadcasting of Missouri, Inc., and (iv) the MTVi Group Investment Plan. Merged Plans shall also include any plan merged into the Plan prior to September 1, 2001. Special provisions applicable to Participants who were participants in the Merged Plans are set forth in Appendix A.

     2.31 "Parental Leave" shall mean, for purposes of determining Vesting Service under Section 4.3, a period in which the Employee is absent from work immediately following his active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement. Parental Leave shall include such periods of leave described in the Family and Medical Leave Act of 1993 solely to the extent required thereunder.

     2.32 "Participant" shall mean an Employee who meets the eligibility requirements set forth in Article III herein and who has on file with the Company an authorization to withhold or reduce part of his Compensation as a periodic contribution to the Plan or who is deemed to have authorized the withholding or reduction of part of his Compensation as a periodic contribution to the Plan, as provided in Section
5.7. Such term shall, if the context shall permit, include a Former Participant.

     2.33 "Payroll Period" shall mean the regular period
(whether weekly or biweekly or semimonthly or otherwise) on which Compensation payments are based.

     2.34 "Plan" shall mean the Viacom 401(k) Plan as described herein and any amendment thereto.

     2.35 "Plan Year" shall mean the twelve-month period which begins on each January 1.

     2.36 "Predecessor Company" shall mean (i) CBS, (ii)
Viacom International Inc., an Ohio Corporation (and its legal predecessors), (iii) Paramount Communications Inc.,
(iv) Blockbuster Entertainment Corporation, (v) Infinity
Broadcasting Corporation, (vi) MTVi Group, L.P.. and (vii) any other organization which has been acquired by the Employer or an Affiliated Company. For purposes of this Plan, CBS shall mean CBS Inc., a New York Corporation and any subsidiary company related to CBS Inc. before June 4, 1971 that participated in the CBS Employee Investment Fund and CBS Broadcasting, Inc. and any subsidiary company related to CBS Broadcasting, Inc. as of September 1, 2001 that participated in the CBS Employee Investment Fund.

     2.37 "Qualified Nonelective Contributions" shall mean contributions that are made pursuant to Sections 15.1(d) and 15.2(c) meet the requirements of Section 401(m)(4)(C) of the Code and the regulations issued thereunder, and which are designated as a Qualified Nonelective Contribution for purposes of satisfying the limitations of Sections 15.1(a) and 15.2(a). Qualified Nonelective Contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Before-Tax Contributions under the Plan; provided, however, that Qualified Nonelective Contributions may not be withdrawn on account of financial hardship. If any Qualified Nonelective Contributions are made, the Company shall keep such records as necessary to reflect the amount of such contributions made for purposes of satisfying the limitations of Sections 15.1(a) and 15.2(a). Qualified Nonelective Contributions may be taken into account for purposes of the limitations in Sections 15.1(a) and 15.2(a) only if the nondiscrimination and plan aggregation conditions described in Treasury Regulation sections 1.401(m)-1(b)(5) and 1.401(k)-1(b)(5) and any other guidance issued thereunder are satisfied.

     2.38 "Rollover Contributions" shall mean contributions made by Participants in accordance with Section 5.12.

     2.39 "Severance Date" shall mean the date upon which service is severed as determined under Sections 4.2 and 4.3.

     2.40 "Stock" shall mean any class of common or preferred stock of Viacom Inc., a Delaware corporation; provided, however, that effective January 1, 1995, Matching Employer Contributions made in Stock shall be made in shares of Class B Viacom Inc. common stock and any investment or Participant contributions (or reallocation of the investment of prior contributions (as provided in Article VII) shall be made in shares of Class B Viacom, Inc. common stock.

     2.41 "Temporary Employee" shall mean an employee of the Company or an Affiliated Company who is employed on a temporary or periodic basis where such employee from time to time accepts, at his discretion, job assignments having a fixed and limited duration, such as (but not limited to) special projects to cover unusual or cyclical employment needs, at potentially varying rates of compensation with each job assignment and who is classified in the employer's records as a "temporary employee."

     2.42 "Trust Agreement" shall mean the trust agreement by and among the Employers and the Trustee, dated as of September 1, 2001, as the same may at any time and from time to time be amended.

     2.43 "Trustee" shall mean the Trustee acting under the Trust Agreement.

     2.44 "Unmatched Contributions" shall mean Before-Tax
Contributions and After-Tax Contributions made by Participants in accordance with Sections 5.2, 5.3 and Appendix A, with respect to which Matching Employer
Contributions are not made.

     2.45 "Valuation Date" shall mean any day on which the New York Stock Exchange or any successor to its business is open for trading, or such other date as may be designated by the Committee.

     2.46 "Year of Eligibility Service" shall mean the period of Service as defined in Section 4.2 which is used in determining an Employees' eligibility to participate in the Plan.

     2.47 "Year of Vesting Service" shall mean, except as provided in Appendix A for certain Participants of Merged
Plans, the period of Service, as defined in Section 4.3, which is used in determining an Employee's nonforfeitable right to Matching Employer Contributions.

     2.48 "Vesting Service" shall mean, except as provided in Appendix A for certain Participants of Merged Plans, an Employee's service, as determined under Section 4.3.

                          ARTICLE III
                 ELIGIBILITY FOR PARTICIPATION


     3.1   Eligibility:

           (a) (i) Any person who is not in the employ of an Employer on September 1, 2001 but who was a Former
Participant in this Plan on August 31, 2001, shall automatically continue to be a Former Participant in this Plan from and after September 1, 2001.

                (ii) Any person who is not in the employ of an Employer on September 1, 2001, but who was Former Participant (as defined in this Plan) in the EIF, the KMOV Plan or the MTVi Plan on August 31, 2001 shall automatically become a Former Participant in this Plan on September 1, 2001.

                (iii)     Any person who is not in the
employ of an Employer on November 1, 2001, but who was a Former Participant (as defined in this Plan) in the Infinity Plan on October 31, 2001 shall automatically become a Former Participant in this Plan on November 1, 2001.

           (b)  (i)  Each Employee in the employ of an
Employer on September 1, 2001 who was a Participant in this Plan on August 31, 2001 shall automatically continue to be a Participant in this Plan from and after September 1, 2001.

                (ii) Each Employee in the employ of an
Employer on September 1, 2001 who was a Participant in the EIF or the MTVi Plan on August 31, 2001, shall automatically become a Participant in this Plan on September 1, 2001.

                (iii)     Each Employee in the employ of an
Employer on November 1, 2001 who was a Participant in the Infinity Plan on October 31, 2001, shall automatically become a Participant in this Plan on November 1, 2001.

                (iv) Each Employee in the employ of an
Employer on September 1, 2001 who was a Full-Time Employee of CBS Broadcasting, Inc. (or any company related to CBS
Broadcasting, Inc. which participated in the CBS Employee
Investment Fund) on August 31, 2001 and was not a Participant in the EIF on that date will be eligible to become a Participant in this Plan on or after September 1, 2001 on the appropriate date after such Employee satisfies the requirements of Section 3.2.

                (v)  Each Employee in the employ of an
Employer on September 1, 2001 who was an Employee (but not a Full-Time Employee) of CBS Broadcasting, Inc. (or any company related to CBS Broadcasting, Inc. which participated in the CBS Employee Investment Fund) on August 31, 2001 and was not a Participant in the EIF on that date will be eligible to become a Participant in this Plan on the first day of the month following the month in which he completes one Year of Eligibility Service, provided that he is employed by an Employer at such time and he satisfies the requirements of Section 3.2.

                (vi) Each Employee in the employ of an
Employer on September 1, 2001 and who was a Full-Time Employee of MTVi Group, L.P. (or any company related to MTVi Group, L.P. which participated in the MTVi Plan) on August 31, 2001 and was not a Participant in the MTVi Plan on that date will be eligible to become a Participant in this Plan on or after September 1, 2001, on the appropriate date after such Employee satisfies the requirements of Section 3.2.

                (vii)     Each Employee in the employ of an
Employer on September 1, 2001 who was a Part-Time Employee of MTVi Group, L.P. (or any company related to MTVi Group, L.P. which participated in the MTVi Plan) on August 31, 2001 and who was not a Participant in the MTVi Plan on that date will be eligible to become a Participant in this Plan on the first day of the month following the month in which he attains age 18 and completes two hundred and fifty (250) Hours of Service, provided that he is employed by an Employer at such time and he satisfies the requirements of
Section 3.2

                (viii)    Each Employee in the employ of an
Employer on September 1, 2001 who was a Freelance Employee of MTVi Group, L.P. (or any company related to MTVi Group, L.P. which participated in the MTV Plan) on August 31, 2001 and who was not a Participant in the MTVi Plan on that date will be eligible to become a Participant in this Plan on the first day of the month following the month in which he attains age 18 and completes one Year of Eligibility Service, provided that he is employed by an Employer at such time and he satisfies the requirements of Section 3.2


           (c) (i) Each Full-Time Employee of an Employer (other than those subject to subsection (b) above) will be eligible to become a Participant on the day he attains age 21, provided that he is employed by an Employer at such time and satisfies the requirements of Section 3.2.

                (iii)     Each Part-Time Employee, Freelance
Employee or Project-Based Employee of an Employer (other than those subject to subsection (b) above) will be eligible to become a Participant on the first day of the month following the month in which he attains age 21 and completes one Year of Eligibility Service, provided that he is employed by an Employer at such time and satisfies the requirements of Section 3.2.

           (d) Notwithstanding the foregoing, the following persons are not eligible to participate under the Plan: (i) Temporary Employees, (ii) any Employee who is a non-resident alien of the United States, (iii) any Employee included in a group determined by the Board not to be eligible for participation in the Plan, (iv) any Employee included in a classification of hourly employees whose terms and conditions of employment are subject to the provisions of a collective bargaining agreement, unless the terms of the collective bargaining agreement provide for eligibility for participation in the Plan, (v) any Employee of a foreign Employer who is a United States citizen, unless specifically determined by the Company to be eligible for participation in the Plan, (v) a Leased Employee, (vi) Employees who do not receive payment for services directly from the United States payroll of the Company or an Employer, employees of employment agencies that are not Affiliated Companies, and persons whose services are rendered pursuant to written arrangements which expressly recite that the service provider is not eligible for participation in any benefit plan sponsored by or contributed to by the Company or an Affiliated Company and, (vii) any Employee of an Affiliated Company that is not an Employer.

           It is expressly intended that individuals not treated as common law employees by an Employer on their payroll records are to be excluded from Plan participation even if a court or administrative agency later determines that such individuals are common law employees of an Employer and not independent contractors.

           (e) The preceding notwithstanding, any Part-Time, Freelance Employee or Project-Based Employee who has satisfied the applicable service requirements prior to commencing employment with the Employer by reason of prior service credited under Section 4.1 will be eligible to become a Participant on the first day of his employment with the Employer.

     3.2   Method of Becoming a Participant:

          (a) Any person who first becomes an Employee of an Employer on or after September 1, 2001, and who, upon becoming an Employee of an Employer is immediately eligible to participate in the Plan pursuant to Section 3.1, shall be deemed to have elected to become a Participant under the terms specified in
Section 5.3(b).

          (b) Any other eligible Employee may become a Participant (and any eligible Employee may resume participation in accordance with Section 5.5) by making written, telephonic or electronic application to participate in the Plan under the appropriate procedures prescribed by the Committee. An Employee's participation will become effective as soon as is administratively practical following the date such election is received and processed by the Committee or its delegate.

     3.3 Reemployed Participants: An Employee who was a Participant in the Plan or who satisfied the requirements of
Section 3.1 but did not enroll under Section 3.2 and whose employment with an Employer has terminated but who subsequently is reemployed shall again become a Participant or eligible to become a Participant on the first date on which he is reemployed by an Employer, satisfies the requirements of Section 3.2 and completes an Hour of Service. A Part-Time Employee, Freelance Employee or Project-Based Employee who did not satisfy the requirements of Section 3.1 and whose employment with an Employer has terminated shall, after an one-year Break in Service, be treated as a newly-hired Employee upon his reemployment by an Employer. A Part-Time Employee, Freelance Employee or Project-Based Employee who did not satisfy the requirements of Section 3.1 and whose employment with an Employer has terminated shall, if he is rehired before the end of a one-year Break in Service, be eligible to become a Participant in accordance with Sections 3.1 and 3.2, with his Hours of Service being measured from his original date of hire. In all such cases, Vesting Service for periods after reemployment shall be determined in accordance with the provisions of the Plan in effect during such reemployment.

     3.4 Events Affecting Participation. If a Participant is transferred to employment with an Affiliated Company, or any other business affiliated with the Company, that is not participating in the Plan, or is transferred to a classification of employment with the Company or an Affiliated Company that makes him ineligible to participate under Section 3.1, his active participation under the Plan shall be suspended. During the period of his employment in such ineligible position, he shall not be eligible to have amounts deferred, contributed, or allocated to his account under Sections 5.1, 5.2, or 5.7.

     3.5 Military Service. Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                           ARTICLE IV
                            SERVICE


     4.1 Crediting Service. Except as otherwise provided, Service with respect to any Employee shall mean periods of employment with the Company, an Affiliated Company (on or after the date of affiliation unless determined otherwise by the Retirement Committee), and any predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into the Employer or a predecessor of the Employer, or a corporation, substantially all of the assets of which have been acquired by the Employer, if the Employer maintains a plan of such a predecessor corporation or corporation whose assets were acquired. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.

           In all events, periods of service recognized in a Merged Plan on behalf of a Participant shall be recognized as Eligibility Service and as Vesting Service, as appropriate, under the Plan on behalf of such Participant and in no event will a Participant be credited with less Eligibility Service or Vesting Service under the Plan than the service with which the Participant was credited under the terms of a Merged Plan on the effective date of the applicable merger.

     4.2 Year of Eligibility Service: A Part-Time, Freelance or Project-Based Employee shall complete a Year of Eligibility Service if he completes at least 1,000 Hours of Service during the twelve consecutive month period beginning with the date the Employee commences employment or re-employment with the Company or an Affiliated Company or during the Plan Year commencing within such twelve-month period or any Plan Year thereafter. No Eligibility Service is counted for any computation period in which such Employee completes less than 1,000 Hours of Service. For purposes of applying Section 3.3 to any such Employee, a one-year Break in Service shall occur if the Employee completes less than 501 Hours of Service in any computation period. An "Hour of Service" means, with respect to any applicable computation period, the number of hours recorded on the Employee's time sheets or other records used by the Employer to record an Employee's time for which he is directly or indirectly compensated by an Employer or the number of hours for which the Employee is directly or indirectly compensated by an Affiliated Company, an other affiliated entity or a Predecessor Company if such Predecessor Company maintained a qualified plan which is continued by an Employer, but only if such service with an Affiliated or Predecessor Company or other affiliated entity otherwise meets the requirements of this section and only to the extent the Board of Directors by resolution specifically so determines, consistent with regulations adopted by the Secretary of the Treasury; provided that seven hours shall be credited for each calendar day which is a scheduled workday for the Employer, Affiliated Company, Predecessor Company or other affiliated entity, up to a total of 501 Hours of Service on account of any single continuous period during which the Employee performs no duties and for which the Employee is on:

           (i) an unpaid leave approved by the Employer, including a personal leave of absence, vacation leave, sick leave or disability leave approved by the Employer, provided he returns to Employment upon the expiration of such leave,

           (ii) unpaid jury duty, or

           (iii) any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in this Section 4.2 within the period his or her reemployment rights are protected by law.

                The term Hour of Service shall also include each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed by an Employer. Such
Hours of Service shall be credited to the Employee for the Plan Year or Years to which the award pertains.

                Hours of Service as defined above shall be computed and credited in accordance with paragraphs (b) and
(c) of section 2530.200b-2 of the Department of Labor
Regulations.

     4.3 Year of Vesting Service: Except as provided in Appendix A for certain Participants in Merged Plans, an Employee's Vesting Service shall be measured in years and days (with each consecutive 365 days of Service being equivalent to one Year of Vesting Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Section 4.1) to the Employee's Severance Date. Vesting Service shall be equal to the sum of (1) the Employee's Vesting Service as of December 31, 1995, determined under the provisions of the Plan as then in effect, plus (2) the Employee's Vesting Service under this Section 4.2(a), determined as if the Employee's date of hire were January 1, 1996. Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:

           (a) Any leave of absence from employment which is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Section 4.1; and

           (b) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in Section 4.1 within the period his or her reemployment rights are protected by law.

           Fractional years shall be disregarded; provided, however, that all Years of Vesting Service prior to and subsequent to any period of severance shall be aggregated.
Notwithstanding the foregoing, if an Employee's Vesting
Service is severed but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Vesting Service.

           An Employee's "Severance Date" means the earlier of the date on which he resigns, retires, is discharged or dies, or the first anniversary of the date on which he is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, or leave of absence; provided, however, that if an Employee is absent beyond such first anniversary date by reason of Parental Leave, his Severance Date shall be the second anniversary of the first date of such absence. The twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Employee as a Year of Vesting
Service nor as a period of severance under the Plan. A one-year period of severance shall occur if an Employee's employment is severed and the Employee is not reemployed within the 12 consecutive month period commencing on his Severance Date.

     4.4   Additional Service Credit:  The Retirement
Committee, in its sole discretion, may provide additional credit for purposes of determining Eligibility Service or Vesting Service, for periods not required to be credited under this Article IV.

     4.5 Military Service: Notwithstanding any other provision of the Plan to the contrary, effective December
12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                           ARTICLE V
                         CONTRIBUTIONS


     5.1   Matchable Contributions:

           (a) Except as provided in Appendix A for certain Participants in Merged Plans, a Participant's Matchable Contributions shall mean those contributions made by his Employer as Before-Tax Contributions (including any Before-Tax Contributions which are recharacterized pursuant to
Section 15.1(c)), which may be in an amount equal to a stated whole percentage, as indicated in 5.1(b) below, of his Compensation, subject to Section 5.14.

           (b) Except as provided in Appendix A for certain Participants in Merged Plans, for Payroll Periods beginning prior to February 1, 2002, the amount of a Participant's Before-Tax Contribution that is eligible to be Matchable Contributions, as a stated whole percentage of Compensation, is determined as a percentage of Prior Year Base Pay (as defined in subsection (c)) according to the following:

                Prior Year Base Pay     Matchable Contribution

                Up to $65,000           1% to 6%
                More than $65,000       1% to 5%


           (c)  Solely for purposes of 5.1(b) above, a
Participant's Prior Year Base Pay shall be determined as follows:

                (i)  For Employees who become Participant
prior to September 1 of a Plan Year, the Participant's annual rate of base pay as of September 1 of the preceding
Plan Year, or if later, the date the Participant first became an Employee of an Employer.

                (iii)  For Employees who become Participants
on or after September 1 of a Plan Year:

                     (A)  For the initial Plan Year of
participation, the Participant's annual rate of base pay as of the date the Participant became an Employee of an Employer or, if later, September 1 of the preceding Plan
Year.

                     (B)  For each subsequent Plan Year, the
Participant's annual rate of base pay as of September 1 of the preceding Plan Year.

           (d) For Payroll Periods beginning on or after February 1, 2002, the amount of a Participant's Before-Tax Contribution, if any, that is eligible to be Matchable Contributions, as a stated whole percentage of Compensation, shall not exceed 5%. The determination of the amount (not to exceed 5%) that shall be eligible to be Matchable Contributions is entirely within the discretion of the Board, to be determined on an annual basis.

     5.2 Unmatched Contributions: A Participant's Unmatched Contributions shall mean (i) those contributions in excess of Matchable Contributions made by his Employer as Before-Tax Contributions, that may be in an amount equal to a stated whole percentage that, when added to such Matchable Contributions, does not exceed 15% of his Compensation, and
(ii) those contributions made by the Employee as After-Tax Contributions, that may be in an amount equal to a stated whole percentage from 1% to 15%, inclusively, of his Compensation. Notwithstanding the foregoing, in no event shall the contributions made under this Section 5.2(i) and 5.2(ii) (exclusive of Periodic Special Contributions, as provided in Appendix A), when added to the Participant's Matchable Contributions made under Section 5.1, exceed 15% of the Participant's Compensation, subject to Section 5.14.

     5.3   Election of Before-Tax and After-Tax
Contributions:

           (a)  Subject to Sections 5.1 and 5.2, and
subsection (b) below each Participant may authorize through written, telephonic or electronic instructions (pursuant to procedures prescribed by the Retirement Committee) his Employer to contribute Before-Tax Contributions to the Plan on his behalf by payroll deduction, for each Payroll Period within an Accounting Period, which shall be designated as Matchable Contributions to the extent of the percentage determined under Section 5.1(b) and 5.1(d), whichever is applicable of his Compensation and which shall be designated as Unmatched Contributions to the extent such amounts exceed the applicable percentage, of his Compensation for such Plan Year. Each Participant may, in addition to Before-Tax Contributions, make an election (pursuant to procedures prescribed by the Committee) to contribute After-Tax Contributions to the Plan by means of payroll deduction for each Payroll Period in an Accounting Period. Such elections will be effective for the first Payroll Period next following the date the election is received by the Retirement Committee. Notwithstanding the foregoing, EIF Participants may make Periodic Special Contributions to the Plan as provided in Appendix A.

           (b) Any Employee described in Section 3.2(a) shall be deemed to have authorized his Employer to make Before-Tax Contributions to the Plan on his behalf by payroll deduction, for each Payroll Period within an Accounting Period, in an amount equal to 3% of his Compensation and which shall be designated as Matchable Contributions. Any such deemed authorization shall, in general, take effect as soon as administratively practicable following the 45th day after the Employee becomes eligible to participate in the Plan. However, a deemed authorization shall not take effect if, during such 45-day period, the Employee makes an affirmative election (including an affirmative election not to participate or to contribute 0% of his Compensation), through written, telephonic or electronic instructions (pursuant to procedures prescribed by the Retirement Committee).

     5.4 Change in Amount or Form of Contributions: The percentage of Compensation designated (or deemed designated, as provided in Section 5.3(b)) by the Participant as his Before-Tax Contributions or After-Tax Contributions will continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant, by making an election in the manner approved by the Committee (including electronic or telephonic instruction as prescribed by the Committee) may change the foregoing percentages at any time in the Plan Year, subject to the limitations herein. Any such change, including a complete suspension, will become effective as of the first Payroll Period practicable following the date such election is processed, and provided, further, that if a Participant's Before-Tax Contributions or After-Tax contributions are reduced in accordance with Section 15.1(b) or 15.2(b), such a reduction will become effective as of the first Payroll Period practicable which begins after the date such reduction is determined by the Committee.

     5.5 Suspension of Contributions: If a Participant elects to suspend his or her Matchable Contributions to the Plan in accordance with Section 5.4, all Matching Employer
Contributions to the Participant's Account will also be suspended.

     5.6   Cessation of Contributions:  After-Tax
Contributions and Before-Tax Contributions of a Participant will cease to be effective with the Payroll Period that ends immediately prior to or coincident with:

           (a)  the Participant's transfer to (i) an
Affiliated Company which is not an Employer, (iii) Spelling Entertainment Group Inc. or (iv) such other entity with which the Employer has an affiliation and that is designated by the Committee in its discretion, in which case the Participant's contributions shall be involuntarily suspended for the duration of his employment with such Affiliated Company or entity; if such an employee again becomes an eligible Employee and elects (or is deemed to have elected) to become a Participant, he must follow the procedure outlined in Section 3.2.

           (b) the Participant's termination of employment for any reason including retirement, death or Disability.

           (c)  the Participant's withdrawal of amounts
pursuant to Section 8.1(h), but only to the extent required by such Section .

     5.7   Matching Employer Contributions:

           (a) Except as provided in Appendix A for certain participants in Merged Plans, for each Accounting Period beginning prior to February 1, 2002, and subject to Section 5.14, each Employer will contribute an amount equal to 50% of the Matchable Contributions to the Plan made during such Accounting Period on behalf of a Participant of such Employer. Such contributions shall not be limited by the current or accumulated profits of the Employers. In accordance with Section 15.2(c), additional Matching Employer Contributions may be made in order to comply with the requirements of Section 15.2(a).

           (b) No less frequently than for each Accounting Period beginning on or after February 1, 2002, and subject to Section 5.14, each Employer may contribute an amount equal to a percentage of the Matchable Contributions to the Plan made during such Accounting Period on behalf of a Participant of such Employer. Whether a Matching Employer Contribution is made, how much the Employer shall contribute for each dollar of a Participant's Matchable Contributions to the Plan for such Accounting Period, and the other terms of the Matching Employer Contribution, are entirely within the discretion of the Board, to be determined on an annual basis. Such contributions shall not be limited by the current or accumulated profits of the Employers. In accordance with Section 15.2(c), additional Matching Employer Contributions may be made in order to comply with the requirements of Section 15.2(a).

     5.8 Remittance of Contributions to Trustee: Amounts deducted from payroll as After-Tax Contributions and Before-Tax Contributions will be remitted to the Trustee as soon as such contributions can reasonably be segregated from the Employer's general assets. Such amounts shall be credited to the Accounts of the respective Participants in accordance with such Participants' investment elections.

     5.9   Remittance of Matching Employer Contributions to
Trustee: Matching Employer Contributions will be made in cash or in Stock, as determined by the Board, and as may be permitted by the terms of the Trust Agreement. Amounts contributed by the Employer will be remitted to the Trustee as soon as practicable after the end of a Payroll Period and the Trustee shall purchase Stock with the amounts so paid to it, and credit such amounts to the Viacom Stock Fund. The Retirement Committee shall credit such Stock to the Accounts of the respective Participants whose contributions are so paid to the Trustee.

     5.10  Refund of Matching Employer Contributions:  All
Matching Employer Contributions are hereby conditioned on them being allowed as a deduction for federal income tax purposes by the Employer. A Matching Employer Contribution shall be, as determined by the Retirement Committee, refunded to the Employer, used to reduce future Matching
Employer Contributions or used to defray administrative expenses, if such contribution:

           (a)  was made by a mistake of fact; or

           (b) was made conditioned upon the contribution being allowed as a deduction for federal income tax purposes and such deduction is disallowed, including any advance determination of disallowance pursuant to any guidance issued by the Internal Revenue Service.

     The permissible refund under (a) must be made within one year from the date the contribution was made to the Plan, and under (b) must be made within one year from the date of disallowance of the tax deduction. Earnings attributable to the contributions to be returned to the Employer will not be returned to the Employer, but losses attributable to such contributors will reduce the amount to be returned.

     5.11 Corrections for Administrative Errors: If, with respect to any Plan Year, any Participant's Account is not credited with the amounts of Matchable Contributions, Unmatched Contributions, Matching Employer Contributions, Qualified Nonelective Contributions, if any, or earnings on any such contributions to which such Participant is entitled under the Plan, or if an error is made with respect to the investment of the assets of the Fund which error results in an error in the amount credited to a Participant's Account, and such failure is due to administrative error in determining or allocating the proper amount of such contributions or earnings, the Employer may make additional contributions to the Account of any affected Participant to best place the affected Participant's Account in the position approximating the position that would have existed if the error had not been made.

     In addition, with respect to any Plan Year, if an administrative error results in an amount being credited to an Account for a Participant or any other individual who is not otherwise entitled to such amount, corrective action may be taken by the Committee, including, but not limited to, a direction by the Committee to forfeit amounts erroneously credited (with such forfeitures to be used to reduce future Matching Employer Contributions or other contributions to the Plan), reallocate such erroneously credited amounts to other Participants' Accounts, or take such other corrective action as necessary under the circumstances.

     Any Plan administration error may be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), as determined by the Committee in its discretion.

     5.12  Rollover Contributions:

           (a) A Participant may, with the approval of the Committee, make a Rollover Contribution. An Employee who has not completed the eligibility requirements in Article
III of the Plan may participate in the Plan solely for purposes of the rollover contribution provisions hereunder.
The Trustee shall credit the amount of any Rollover
Contribution to the Participant's Account, in accordance with the Participant's designation, as of the date the Rollover Contribution is received.

           (b) The term Rollover Contribution means the contribution of an "eligible rollover distribution" to the Trustee by the Employee on or before the sixtieth (60th) day immediately following the day the contributing Employee receives the "eligible rollover distribution" or a contribution of an "eligible rollover distribution" to the Trustee by the Employee or the trustee of another "eligible retirement plan" (as defined in Section 402(c)(8)(B) of the Code) in the form of a direct transfer under Section 401(a)(31) of the Code.

           (c) The term "eligible rollover distribution" means:

                (i)  part or all of a distribution to the
Employee from an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code) maintained for the benefit of the Employee making the Rollover Contribution, and, for distributions made prior to January 1, 2002, the funds of which are solely attributable to an eligible rollover distribution from an employee plan and trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, (an "IRA"); or

                (ii) part or all of the amount (other than nondeductible employee contributions) received by such Employee or distributed directly to this Plan on such Employee's behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code
Section 501(a), including, for distributions made on or after January 1, 2002, after-tax employee contributions.

                (iii)     for distributions made on or after
January 1, 2002, part or all of the amount received by such Employee or distributed directly to this Plan on such Employee's behalf from a plan described in Code Section 403(a), including after-tax employee contributions; or

                (iv) for distributions made on or after
January 1, 2002, part or all of the amount received by such Employee or distributed directly to this Plan on such Employee's behalf from an annuity contract described in Code
Section 403(b), excluding after-tax employee contributions;
or

                (v)  for distributions made on or after
January 1, 2002, part or all of the amount received by such Employee or distributed directly to this Plan on such Employee's behalf from an eligible plan under Code Section
457(b) that is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state.

           In all events, such amount shall constitute an "eligible rollover distribution" only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan or IRA other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more;
(2) to the extent such distribution is required under Code
Section 401(a)(9); (3) for distributions made prior to January 1, 2002, to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (4) that is made to a non-spouse beneficiary; or (5) effective January 1, 2000, that is attributable to a hardship distribution of elective deferrals described in Code Section 401(k)(2)(B)(i)(IV) and effective January 1, 2002, that is attributable to any hardship distribution.

           (d) Once accepted by the Trust, an amount rolled over pursuant to this Section 5.12 shall be credited to the Participant's Accounts, and invested in the Funds (other than the Viacom Inc. Stock Fund) in accordance with the Participant's directions for such amounts. Thereafter, such rolled over amounts shall be administered and invested in accordance with Articles VI and VII and subject to the distribution provisions set forth in Articles VIII, X and
XI. The limitations of Article XV shall not apply to Rollover Contributions. All Rollover Contributions shall be made in cash and shall be fully vested. No Matching Employer Contributions shall be made with respect to Rollover Contributions.

     5.13 Limitation on Contributions: Notwithstanding any other provisions of the Plan to the contrary, in no event may the contributions made to the Plan by or on behalf of any Participant in any Plan Year exceed the percentage elected under Sections 5.1 and 5.2, and the percentage determined under Section 5.7, multiplied by the Participant's Compensation not in excess of the annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder.

     5.14 Military Service. Notwithstanding any other provision of the Plan to the contrary, effective December
12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 4.14(u) of the Code.

                           ARTICLE VI
                      PARTICIPANT ACCOUNTS


     6.1 Valuation of Assets: As of each Valuation Date, the Trustee will determine the total fair market value of all assets then held by it in each Fund. Notwithstanding any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds, commingled funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Fund will be invested at the time of the actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Article VII shall be effective upon receipt by the Daily Pricing Media. The provisions of Sections 6.2 and 6.3 shall apply only to the extent, if any, that assets of the Fund are not invested in Daily Pricing Media.

     6.2   Credits to Participant Accounts:  Each
Participant's Account will be credited with all contributions made by him or on his behalf as well as amounts transferred to the Plan on his behalf. Except as provided in Section 6.1, the Accounts of each Participant will also be credited, as of each Valuation Date, with the Participant's share of the net investment income and any realized and unrealized capital gains of the Funds that occurred since the last Valuation Date. Such Participant's share of such income will be that portion of the total net investment income and capital gains of each such Fund which bears the same ratio to such total as the balance of his Participant Accounts attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

     6.3 Debits of Participant Accounts: The Accounts of each Participant will be debited with the amount of any withdrawal made by him pursuant to Article VIII, and with the amount of any distribution made to him or on his behalf pursuant to Articles X and XI. The Accounts of each such Participant will also be debited, as of each Valuation Date, with the Participant's share of any realized and unrealized losses, including capital losses, of the Funds that occurred since the last Valuation Date. The Participant's share of any realized and unrealized losses, including capital losses, will be that portion of the total realized and unrealized losses of each such Fund which bear the same ratio to such total as the balance of his Participant Account attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

     6.4 Statement of Participant Accounts: As soon as practicable after the completion of a Plan Year or as often as the Committee shall direct, an individual statement will be made available to each Participant showing the value of his Accounts in the Funds, and the outstanding balance due his Loan Subaccount.

                          ARTICLE VII
                  INVESTMENT OF CONTRIBUTIONS


     7.1   Investment of Before-Tax , After-Tax and Rollover
Contributions: Each Participant will direct, at the time he elects to become a Participant under the Plan, that his Before-tax and After-Tax Contributions, if any, be invested in multiples of 1% in any of the Funds (a Participant may not make a separate investment election for his Before-Tax and After-Tax Contributions). Each Participant will direct, at the time he makes a Rollover Contribution to the Plan that his Rollover Contribution be invested in multiples of 1% in any of the Funds. After a Participant's initial investment of Rollover Contributions, such amounts shall be treated as Before-Tax Contributions or After-Tax Contributions for investment purposes as applicable. Each Participant who is deemed to have elected to become a Participant. pursuant to Sections 3.2(b) and 5.3(b) and who does not direct that his Before-tax Contributions be invested in any of the Funds shall have his Before-Tax Contributions invested in such Funds as may be selected by the Retirement Committee.

     7.2   Investment of Matching Employer Contributions:
Except as provided in Section 7.4(b), Matching Employer
Contributions will be invested in the Viacom Inc. Stock
Fund.

     7.3   Change in Investment Election for Future
Contributions:

           (a)  Any change in the Participant's initial
investment election under Section 7.1 as to his future Before-Tax and After-Tax Contributions shall be made in such manner as determined by the Retirement Committee (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee) and within the limits of Section 7.1, and shall be effective as soon as administratively practicable following the date on which the new election is received by the Trustee.

           (b) A Participant may not make an investment election change for future Matching Employer Contributions, which will continue to be invested as provided in Section
7.2.

     7.4   Change in Investment Election for Prior
Contributions:

           (a)  A Participant may change his investment
election as to his prior Before-Tax Contributions and After-Tax Contributions, in such manner as determined by the Retirement Committee (including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee), to be effective as soon as administratively practicable following the date on which the new election is processed.

           (b) A Participant may not change the investment of his prior Matching Employer Contributions except as provided in Appendix A for certain Participants in Merged
Plans (but only with respect to certain Matching Employer
Contributions and other employer contributions described in Appendix A) or as provided below:

                (i)  A Participant may change the investment
of a portion of his prior Matching Employer Contributions at any time after he has attained age 55 and completed 10 Years of Vesting Service.

                (ii) Any such changes shall be made in such manner as is determined by the Retirement Committee
(including changes made by telephonic, electronic or other instructions under terms prescribed by the Committee) to be effective as soon as administratively practicable following the date on which the election is processed.

                (iii)     The maximum amount of Matching
Employer Contributions which respect to which a Participant may make an investment election change each Plan Year shall be equal to 20% of the value of his Matching Employer
Contributions Account determined as of the last day of the preceding Plan Year.

                (iv) An eligible Participant may make more than one such investment election change during a Plan Year provided that the aggregate amount of all such changes for each Plan Year does not exceed the amount in (iii) above.

     7.5   Special Investment Elections:  The Retirement
Committee may authorize Participants to change their investment elections at times other than those specified in Sections 7.3 and 7.4 if the Retirement Committee, in its discretion, deems such changes necessary or desirable. In the event the Committee authorizes such changes, it shall prescribe non-discriminatory rules with respect to the timing and effect of such elections.

     7.6 Fiduciary Responsibility for Investments: The Plan is intended to constitute a plan described in ERISA
Section 404(c). To the extent permitted under ERISA, the Trustee, Retirement Committee, Investments Committee and all other Plan fiduciaries are relieved of liability for any losses that are the direct and necessary result of all investment instructions given by a Participant or Beneficiary. The Committee and, in accordance with any appropriate direction from the Committee, the Trustee or their designees shall provide information to Participants consistent with ERISA Section 404(c) and the regulations and other guidance issued thereunder.

     7.7 Self-Directed Brokerage Account: Notwithstanding any other provisions of this Plan, a Participant may elect to open a self-directed brokerage account ("SDA") following such procedures as may be determined by the Retirement Committee and on the following terms and conditions. Such account will be considered one of the separate investment funds described in Section 2.22.

          (a) Account fees associated with a Participant's SDA will be charged to the Participant's non-SDA investments. Commissions, special handling fees, and any other transaction charges associated with transactions in a Participant's SDA will be charged to the Participant's SDA.

          (b) A Participant may not invest contributions directly into the SDA. A Participant may reallocate balances in other investment funds to the SDA and may reallocate balances from the SDA to the other investment funds.

          (c) Except as provided in Appendix A for certain Participants in Merged Plans, in order for an amount to be reallocated to a Participant's SDA, the amount in the Participant's SDA immediately following the reallocation may not exceed 25% of the Participant's entire Account balance (net of any participant loans) determined as of that same date.

          (d) The initial reallocation of amounts into a Participant's SDA may not be in an amount less than $2,500.
Any subsequent reallocation of amounts into a Participant's
SDA may not be in an amount less than $1,000.

          (e) A Participant's SDA is not available as a source of any withdrawals provided in Section 8; provided, however, that a Participant may reallocate his balance in the SDA to the other investment funds in the Plan which investment funds may then be available as a source for withdrawals, if otherwise provided in Section 8.

          (f) A Participant's SDA is not available as a source for a loan under Section 9; provided, however, that a Participant may reallocate his balance in the SDA to the other investment funds in the Plan which investment funds may then be available as a source for a loan, if otherwise provided in
Section 9, and provided further that the calculation of the amount available for a loan under Section 9 shall include the amount in the Participant's SDA.

          (g) Amounts must have been reallocated from a Participant's SDA to other available investment fund before such amounts are available for any distribution provided in
Section 11.

          (h) If a Participant elects an installment form of payment, the SDA shall not be available as an investment option thereafter for amounts not yet distributed.

                          ARTICLE VIII
                 WITHDRAWALS DURING EMPLOYMENT


     8.1   Withdrawals of Before-Tax Contributions,
After-Tax Contributions, Matching Employer Contributions,
Transferred Amounts, and Rollover Contributions:

           A Participant who has not terminated employment may elect to withdraw amounts attributable to Before-Tax Contributions, After-Tax Contributions, Matching Employer Contributions, Rollover Contributions and certain amounts transferred to the Plan from the Merged Plans, and earnings thereon, less the amount of any outstanding loan, in accordance with the provisions of this Article VIII and Appendix A, and according to the order in which subsections
(a) through (g) are presented (and according to the order in which the different amounts described within each subsection are presented), as the amounts described in each successive subsection (and within each subsection) are exhausted. The minimum amount for any single withdrawal, other than a withdrawal of contributions on account of financial hardship, is $500.

           (a)  Withdrawals of After-Tax Contributions:

           A Participant may elect each Plan Year to withdraw up to 100% of his Account attributable to After-Tax Contributions (but excluding any Before-Tax Contributions which are recharacterized as After-Tax Contributions pursuant to Section 15.1(c)) and the earnings thereon. Any such withdrawals shall be made in the following order, as the amounts described in each successive subsection are exhausted:

                (i)  An amount equal to all or part of the
Participant's before-1987 After-Tax Contributions to the extent required to exhaust such amounts; provided, however, that if the value of all amounts attributable to After-Tax
Contributions plus earnings thereon is less than the net amount of before-1987 After-Tax Contributions, no more than such value may be withdrawn.

                (ii) An amount equal to all or part of the Participant's post-1986 After-Tax Contributions, and a pro rata portion of the earnings on such after-1986 After-Tax Contributions to the extent required to exhaust such amounts, but no more than the current value of all After-Tax Contributions in the event such value is less than the net amount of such post-1986 After-Tax Contributions.

                (iii)     An amount equal to all or part of
the earnings on the Participant's before-1987 After-Tax
Contributions to the extent required to exhaust such amounts.

           (b)  Withdrawals of Rollover Contributions:  A
Participant who has made Rollover Contributions to the Plan may elect each Plan Year to withdraw up to 100% of such Rollover Contributions and earnings thereon.


           (c)  Withdrawals of Matching Employer
Contributions and Certain Transferred Amounts Prior to
Attainment of age 59 1/2:

                (i)  A Participant may elect each Plan Year
to withdraw up to 100% of the vested portion of his Prior Plan Transfers, Cable Transfers and Transferable Employer Contributions, as such contributions are defined in Appendix A, and the earnings thereon.

                (ii) A Participant may elect each Plan Year to withdraw up to 100% of the vested portion of his Matching Employer Contributions, which are attributable to Accounting Periods beginning before September 1, 2001, and the earnings thereon. For purposes of this subsection, the Matching Employer Contributions available for this withdrawal do not include any employer matching contributions contributed to the EIF prior to September 1, 2001 and the earnings thereon.

                (iii)     In addition to the withdrawals
permitted pursuant to subsections (i) and (ii) above, any Participant may elect each Plan Year to withdraw up to 100% of the vested portion of his Prior Plan Transfers, Cable
Transfers, Transferable Employer Contributions, King World
Employer Contributions (as defined in Appendix A) and
Matching Employer Contributions and the earnings on each such amount, to the extent necessary to satisfy a financial hardship, as defined in Section 8.1(e); provided that no suspension of Before-Tax and After-Tax Contributions in
Section 8.1(e) shall apply.  With respect to Matching
Employer Contributions available for this withdrawal, amounts shall be withdrawn first from that portion of such amount which is attributable to matching employer contributions contributed to the EIF prior to September 1, 2001, and earning thereon, second from that portion of this amount attributable to Matching Employer Contributions to this Plan for Accounting Periods before September 1, 2001, and the earnings thereon, and third from the remaining portion of this amount, and the earnings thereon.

                (iv) If a Participant who is less than 100% vested in his or her Matching Employer Contributions receives a withdrawal of Matching Employer Contributions pursuant to this Section 8.1(c), then until such time as the Participant incurs a period of five consecutive one year Breaks in Service or receives a distribution of his or her entire vested Account Balance after termination of employment, the vested portion of the Participant's Account Balance at any point in time following the withdrawal shall be equal to the amount determined under the formula P x (AB+D) - D, where P is the Participant's vested percentage at such time, AB is the Participant's Account Balance at such time, and D is the amount of all withdrawals of Matching Employer Contributions previously received by the Participant.

           (d) Withdrawals of Certain Transferred Amounts after attainment of age 59 1/2: A Participant who has attained age 59 1/2 may elect each Plan Year to withdraw up to 100% of his vested Prior Plan Transfers, Cable Transfers and Transferable Employer Contributions (as defined in Appendix
A) and the earnings on each such amount.

           (e)  Withdrawals of Matching Employer
Contributions after attainment of age 59 1/2: A Participant who has attained age 59 1/2 may elect each Plan Year to withdraw up to 100% of his vested Matching Employer Contributions and the earnings thereon.

           (f)  Withdrawals of King World Employer
Contributions after attainment of age 59 1/2: A Participant who has attained age 59 1/2 may elect each Plan Year to withdraw up to 100% of his vested King World Employer Contributions
(as defined in Appendix A) and the earnings thereon.

           (g)  Withdrawals of Before-Tax Contributions
after attainment of age 59 1/2:

           A Participant who has attained age 59 1/2 may elect each Plan Year to withdraw up to 100% of the Before-Tax
Contributions made to the Plan on his behalf (including recharacterized Before-Tax Contributions and Qualified
Nonelective Contributions treated as Before-Tax
Contributions, if any), and the earnings thereon.

           (h) Withdrawals of Before-Tax Contributions on account of financial hardship:

           Upon submission of satisfactory evidence by a Participant of a financial hardship, as defined in this Section, the Retirement Committee may direct distribution of part or all of the value of such Participant's Before-Tax Contributions, and earnings thereon, but only to the extent required to relieve such financial hardship, taking into account such additional amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. No such withdrawal shall be permitted unless the Participant has previously or concurrently withdrawn all amounts otherwise available to him under this Section 8.1. In no event may the Retirement Committee direct that such a withdrawal be made to the extent the financial hardship may be relieved from other resources that are reasonably available to the Participant.

           A Participant shall be deemed to have no other resources reasonably available if: (i) the Participant has obtained all withdrawals and distributions currently available to the Participant under the Plan and all other qualified defined contribution plans maintained by the Company or an Affiliated Company; (ii) the Participant has obtained all nontaxable loans reasonably available under the Plan and all other qualified defined contribution plans maintained by the Company or an Affiliated Company, to the extent taking such loan would alleviate the immediate and heavy financial need and only to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need; (iii) the Participant agrees to cease all Before-Tax Contributions and After-Tax Contributions under the Plan as well as all similar contributions to all other qualified defined contribution and non-qualified deferred compensation plans maintained by the Company or an Affiliated Company for a period of at least twelve months (or six months, for withdrawals which occur on or after January 1, 2002) from the date of the hardship withdrawal, and (iv) the amount of pre-tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliated Company for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the Code.

           For purposes of this Section 8.1(e), the term "financial hardship" shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from:

               (1) medical expenses (as defined in Section 213(d) of the Code) previously incurred by the Participant or a Participant's spouse or dependent or expenses necessary for these persons to obtain medical care (as defined in Section 213(d) of the Code) which, in either case, are not covered by insurance,

               (2)   expenses relating to the payment of
tuition and related educational fees, including room and board, for the next twelve months of post-secondary education of a Participant, his spouse or dependent,

               (3)   expenses directly relating to the
purchase (excluding mortgage payments) of a primary residence for the Participant,

               (4)   expenses relating to the need to
prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or

               (5)   expenses relating to an immediate and
heavy financial need as determined in a uniform and nondiscriminatory manner by Committee based upon the facts and circumstances of a particular situation.

     There is no minimum amount of withdrawal available under this Section 8.1(h). Hardship withdrawals shall be paid in a single cash payment and on a pro-rata basis from the Funds (other than the Viacom Stock Fund) in which the Participant's Account is invested. For any withdrawal under this Section 8.1(h), the portion of the Participant's Account attributable to Before-Tax Contributions that is available for withdrawal shall not exceed the lesser of:
(i) the value of such Before-Tax Contributions as of December 31, 1988 (taking into account earnings and losses attributable to such amounts), plus the total amount of the Participant's Before-Tax Contributions that are made after December 31, 1988, or (ii) the value of all Before-Tax Contributions (taking into account earnings and losses attributable to such amounts).

     8.2 Withdrawal Procedures: A Participant, by filing a request in accordance with such rules as required by the Retirement Committee (including requests made by telephonic, electronic or other instructions under terms prescribed by the Committee), may elect to withdraw amounts pursuant to Section 8.1. Such withdrawals shall be subject to the following:

           (a)  All requests for withdrawals shall be
reviewed by the Retirement Committee or its designee. Each approved withdrawal application shall be forwarded by the Committee to the Trustee as soon as practicable after Committee approval. Withdrawals shall be paid as soon as practicable after the Valuation Date on which proper payment instructions are received by the Trustee, based on the amount specified in the Participant's request and the amount available for withdrawal in the Participant's Accounts. Earnings and losses will not be credited on the amounts to be withdrawn after the applicable Valuation Date.

           (b) All withdrawals shall be paid in a cash lump sum.

           (c)  Notwithstanding anything herein to the
contrary, and in the absence of express approval by the Retirement Committee, no withdrawal may be made by a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant's Account, it may prohibit such Participant from making a withdrawal until the alternate payee's rights under such order are satisfied.

     8.3   Funds to be Charged with Withdrawal:
Distributions will be made out of the Participant's interest in each of the Funds in proportion to the Participant's interest in these Funds. Notwithstanding the foregoing, withdrawals of Matching Employer Contributions shall be charged only to the Viacom Inc. Stock Fund, and shall be paid in a cash lump sum.

     8.4 Frequency of Withdrawals: Except in the case of a financial hardship withdrawal under Section 8.1(h) and a withdrawal of Matching Employer Contributions under Section
8.1(c) on account of financial hardship, each Participant may elect only two withdrawals from the Plan in any Plan
Year. A Participant may elect to withdraw amounts on account of a financial hardship under Section 8.1(h) and a withdrawal of Matching Employer Contributions under Section
8.1(c) on account of financial hardship at any time during the Plan Year.

                           ARTICLE IX
                       PARTICIPANT LOANS


     9.1 Loan Subaccounts: Loans from the Plan may be made to all Participants and Beneficiaries who are "parties in interest" within the meaning of ERISA Section 3(14), and to Employees who have made Rollover Contributions to the Plan but who have not met the age and service eligibility requirements of Article III. Such individuals are referred to herein as "Eligible Borrowers." Within each Eligible
Borrower's Account, there shall be maintained a Loan
Subaccount solely for the purpose of effecting loans from the Eligible Borrower's Account to the Eligible Borrower.

     9.2   Eligibility for Loans:

           Only one loan under the Plan may be outstanding at any time for each Eligible Borrower. If, on September 1, 2001, an Eligible Borrower has one or more loans outstanding as a result of his or her participation in the EIF, such Eligible Borrower may not obtain a loan from the Plan until all such prior loans are repaid in full.

     9.3   Availability of Loans:

           (a) Application for a loan must be made to the Committee or its delegate through written, electronic or telephonic instructions in the manner prescribed by the Retirement Committee. The decisions by Committee representatives on loan applications shall be made on a reasonably equivalent basis and within a reasonable period after each loan application is received. Notwithstanding the foregoing, the Committee representatives may apply different terms and conditions for loans to Eligible
Borrowers who are not actively employed by an Employer, or for whom payroll deduction is not available, based on economic and other differences affecting the individuals' ability to repay any loan.

           (b)  Notwithstanding anything herein to the
contrary, and in the absence of express approval by the Retirement Committee, no loan shall be made to an Eligible Borrower during a period in which the Committee is making a determination of whether a domestic relations order affecting the Eligible Borrower's Accounts is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Eligible Borrower's account, it may prohibit such Eligible Borrower from obtaining a loan until the alternate payee's rights under such order are satisfied.


     9.4   Amount of Loan:

           A Plan loan shall be derived from the Eligible Borrower's vested interest in his Accounts, determined as of the Valuation Date on which the Trustee receives proper loan disbursement instructions which shall be forwarded to the Trustee by the Retirement Committee or its designee as soon as practicable after its review and approval of the loan application. Loans shall be made in increments of $50. The minimum loan available is $500. The maximum loan available is the lesser of 50% of the Eligible Borrower's vested interest in his Accounts or $50,000 (determined by aggregating loans from all qualified defined contribution plans of the Company or Affiliated Company), reduced by the highest aggregate outstanding balance of all plan loans from all defined contribution plans of the Company or any Affiliated Company to such Eligible Borrower during the twelve-month period ending on the day before the loan is made.

     9.5   Terms of Loan:

           (a) A loan shall be secured by a lien on the Eligible Borrower's interest in the Plan, to the maximum extent permitted by the relevant provisions of the Code, ERISA, and any regulations or other guidance issued thereunder.

           (b)  The interest rate on a loan shall be
established by the Retirement Committee or its duly authorized delegate on the date that the loan is approved by a Committee representative and shall be equal to 1% above the annual prime commercial rate as published in the Wall Street Journal on the first day of the month during which such loan application is approved.

           (c) Subject to Section 9.6, the principal amount and interest on a loan shall be repaid no less frequently than quarterly by level payroll deductions during each Payroll Period in which the loan is outstanding. Unless the loan is used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 60 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the Plan. If the loan is to be used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 300 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the Plan.

           (d) Each loan shall be evidenced by a promissory note, or such other written, electronic or telephonic documentation providing sufficient evidence of the Eligible Borrower's obligation to repay the borrowed amount to the Plan, in such form and with such provisions consistent with this Article IX as is acceptable to the Committee.

           (e) Under the terms of the loan agreement, a Committee representative may determine a loan to be in default, and may take such actions upon default, in accordance with Section 9.7.

           (f) If an Eligible Borrower is transferred from employment with an Employer to employment with an Affiliated Company or another entity affiliated with the Employer as the Retirement Committee in its discretion may determine, he shall not be treated as having terminated employment and the Committee shall make arrangements for the loan to be repaid in accordance with the loan agreement. For this purpose, the Committee may, but is not required to, authorize the transfer of the loan to a qualified plan maintained by such Affiliated Company. In the absence of such arrangements, the loan shall be deemed to be in default, and shall be subject to the provisions of Section 9.7.

     9.6   Distribution and Repayment of Loan:

           (a) The loan proceeds shall be transferred to the Eligible Borrower's Loan Subaccount by the Trustee and shall be derived from the Eligible Borrower's interest in the Funds on a pro rata basis. Amounts transferred to such Subaccount shall reflect the value of the Eligible
Borrower's interest as of the Valuation Date on which such transfer shall occur. The loan proceeds shall be distributed from the Loan Subaccount to the Eligible
Borrower on the same day as they are received by the Loan
Subaccount.

           (b) Repayments of Plan loans shall be made to the Eligible Borrower's Loan Subaccount. Such repayments shall be immediately transferred from the Loan Subaccount and credited to the Eligible Borrower's Accounts and invested in the Funds in the same proportions as his current contributions are invested, as soon as practicable after they are received by the Loan Subaccount. After a loan has been outstanding for six consecutive months, Eligible Borrowers may prepay the entire amount due under the loan at any time without penalty. Notwithstanding the foregoing, a loan may provide that no payments will be made for the duration of a calendar year in which an Eligible Borrower is on leave without pay; provided that if an Eligible Borrower commences such a leave during the last quarter of a year, the loan may provide that payments need not recommence until the end of the calendar year after the year in which the leave occurs.

     9.7   Events of Default and Action Upon Default:

           (a) In the event that an Eligible Borrower does not repay the principal with respect to a Plan loan at such times as are required by the terms of the loan, such loan shall be in default and the unpaid balance of the loan, together with interest thereon shall become due and payable. Further, upon an Eligible Borrower's termination of employment (including by reason of retirement, disability, death or the sale of the business at which such individual is employed, whether or not the sale is a distributable event under Code Section 401(k) and the regulations thereunder), such loan shall be in default. If, before a loan is repaid in full, a distribution is required to be made from the Plan to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) and the amount of such distribution exceeds the value of the Eligible Borrower's interest in the Plan less the amount of such outstanding loan, the unpaid balance thereon, shall become immediately due and payable. The Trustee shall satisfy the indebtedness to the Plan before making any payments to the Eligible Borrower or any alternate payee. In addition to the foregoing, the loan agreement may include such other events of default as the Committee shall determine are necessary or desirable.

           (b) Upon the default of any Eligible Borrower, the Retirement Committee or its designate in its discretion, may direct the Trustee to take such action as the Committee or its designate may reasonably determine to be necessary in order to preclude the loss of principal and interest, including:

                (i)  demand repayment of the outstanding
amount on the loan (including principal and accrued interest) or, if the loan is not repaid or if other repayment arrangements are not established; or

                (ii) cause a foreclosure of the loan to
occur by distributing the promissory note to the Eligible
Borrower or otherwise reducing the Eligible Borrower's
Account by the value of the loan. For these purposes, such loan shall be deemed to have a fair market value equal to its face value reduced by any payments made thereon by the Eligible Borrower.

                In the event of any default, the Eligible
Borrower's prior request for a loan shall be treated as the Eligible Borrower's consent to an immediate distribution of the promissory note representing a distribution of the unpaid balance of any such loan. The loan agreement shall include such provisions as are necessary to reflect such consent. In all events, however, to the extent a loan is secured by Before-Tax Contributions, no foreclosure on the Eligible Borrower's loan shall be made until the earliest time Before-Tax Contributions may be distributed without violating any provisions of Code Section 401(k) and the regulations issued thereunder.

     9.8 Military Service. Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, Plan loan repayments may be suspended during periods that the Eligible Borrower is performing service in the uniformed services, whether or not that service is qualified military service. If loan repayments are suspended during and period of service in the uniformed services, that period of service will be disregarded for all Plan loan purposes, in accordance with Code Section 414(u).

                           ARTICLE X
             VESTING AND TERMINATION OF EMPLOYMENT


     10.1  Matchable, Unmatched, Qualified Nonelective and
Rollover Contributions: A Participant shall be fully vested at all times in the portion of his Account attributable to Matchable Contributions, Unmatched Contributions, Qualified
Nonelective Contributions, and Rollover Contributions.

     10.2  Matching Employer Contributions:

           (a)  Except as provided in Appendix A for certain
Participants in Merged Plans, each Employee shall become vested in Matching Employer Contributions in accordance with the following schedule:

           Years of Completed                     Vested
           Vesting Service                      Percentage

             Less Than 1                           0%
             1 - 2                                 20%
             2 - 3                                 40%
             3 - 4                                 60%
             4 - 5                                 80%
             5 or more                             100%

          (b) Notwithstanding the foregoing, a Participant shall become fully vested in Matching Employer Contributions if such Participant attains age 65 or incurs a Disability while actively employed or terminates employment due to normal, early, or postponed retirement (determined under the terms of any tax-qualified defined benefit plan maintained by the Employer), death, or Disability.

           (c) A Participant shall be fully vested at all times in the portion of his Account attributable to his PCI
ESOP Account, Prior Plan Transfers, Cable Transfers,
Transferable Employer Contributions and King World Employer
Contributions, as defined in Appendix A.

     10.3  Forfeitures:

           (a) Termination of Employment and Distribution Made. If a Participant terminates employment prior to the date on which he is fully vested in his Account and receives a distribution of such Account, the non-vested portion of his Account shall be forfeited and used as soon as practicable to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant's Accounts or resolve any claim filed under the Plan in accordance with Section 12.6, and to restore Participants' Accounts in accordance with Section 10.3(b).

           (b)  Restoration of Account Balance.  If an
amount of a Participant's Account has been forfeited in accordance with Section (a) above, that amount shall be subsequently restored to his Account provided (i) he is reemployed by an Employer before he has a period of five consecutive one-year Breaks in Service, and (ii) he repays to the Plan within five (5) years of his reemployment a cash lump sum payment equal to the full amount distributed to him from the Plan on account of his termination of employment. Any amounts to be restored by an Employer to a Participant's Account shall be taken first from any forfeitures which have not as yet been applied against Matching Employer Contributions or administrative expenses or used to correct allocation errors or to settle claims and if any amounts remain to be restored, the Employer shall make a special contribution equal to those amounts.

           (c)  Termination of Employment and No
Distribution Made. If (i) a Participant terminates employment prior to the date on which he is fully vested in his Accounts, (ii) effective for Plan Years beginning on or after January 1, 1998, the total value of his vested interest in his Accounts exceeds $5,000, (iii) he does not consent to receive a distribution of such Accounts, and (iv) he is not reemployed by an Employer before the end of five consecutive one-year Breaks in Service, the non-vested portion of his Accounts shall be forfeited as of the close of the fifth one year Break in Service and used to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant's Accounts or resolve any claim filed under the Plan in accordance with
Section 12.6 and to restore Participants' Accounts in accordance with Section 10.3(b).

           (d) Lost Participants or Beneficiaries. If a Participant or Beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable under the Plan, the amount in such Participant's Accounts shall be forfeited and used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant's Accounts or resolve any claim filed under the Plan in accordance with
Section 12.6 and to restore Participants' Accounts in accordance with Section 10.3(b). Such forfeited amount shall be restored (without earnings) if, at any time, the Participant or Beneficiary who was entitled to receive such benefit when it first became payable shall, after furnishing proof of his identity and right to make such claim to the Committee, file a written request for such benefit with the Committee.

                          ARTICLE XI
           PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS


     11.1 Forms of Payment: Upon a Participant's termination of employment for any reason or Disability, he (or, in the event of his death, his Beneficiary) shall be entitled to receive a distribution of his vested interest in his Accounts in accordance with the provisions of this
Article XI. Subject to Sections 11.3, 11.4, 11.7, and, in the case of distributions on account of Disability, 11.8, any Participant may, not more than ninety days before the date an amount is to be paid from the Plan, file with the Committee an election to have his benefit paid to him (or, in the event of his death, to his Beneficiary) in accordance with the options described in sections (a) and (b) of this
Section 11.1:

           (a)  In such manner of monthly, quarterly or
annual installments, payable over a period not in excess of twenty years, as such Participant shall so elect, and, in the event of his death prior to the receipt of all such installments, the balance of such installments to his Beneficiary; provided however, that payments shall not extend over a period exceeding the period over which payments may be made pursuant to Section 401(a)(9) of the Code and the regulations and other guidance thereunder; and provided, further, that the Beneficiary may elect, as soon as practicable after the Participant's death, to have the balance of the Participant's benefit paid to the Beneficiary in a single payment

           (b)  In a single payment.

           Notwithstanding the foregoing, upon the death of a Participant who has not designated a form of payment for his Beneficiary, payment shall be made to his Beneficiary in the form of a single sum cash payment.

     11.2  Modification or Revocation of Form of Payment
Election: A Participant may, not more than ninety days before an amount is to be paid from the Plan modify or revoke any form of payment specified in Section 11.1 theretofore made by him. Notwithstanding anything in this Plan to the contrary, a Former Participant who elected to receive his or her Plan distribution in the form of installment payments, and whose installment payments have commenced, may not modify or revoke his or her decision to receive such installment payments.

     11.3 Stock Election: If the total value of a Former Participant's Accounts in this Plan determined as of the Valuation Date coincident with or immediately following the date his employment terminates exceeds, effective for Plan Years beginning on or after January 1, 1998, $5,000, such a Former Participant may, not less than thirty days before the date his entire interest in the Plan is to be paid or commence to be paid, or upon such other notice period that the Retirement Committee approves, file with the Committee an election to have that portion of his benefit consisting of the value of the Stock and cash credited to his Account and invested in the Viacom Inc. Stock Fund paid to him (or, in the event of his death, to his Beneficiary), to the extent possible, in shares of Stock (in lieu of cash). Any such Participant may also, not less than thirty days before the date his entire interest in the Plan is to be paid or commence to be paid, or upon such other notice period as the Retirement Committee approves, revoke any such election theretofore made by him.

     11.4 Consent Requirements: If the value of a Former Participant's Accounts in this Plan determined as of the Valuation Date coincident with or immediately following the date his employment terminates does not exceed, effective for Plan Years beginning on or after January 1, 1998, $5,000, such amount shall be paid to him (or, in the event of his death, to his Beneficiary) in a single cash payment as soon as practicable thereafter. If the value of such a Former Participant's Accounts in this Plan, determined as of the Valuation Date coincident with or immediately following the date his employment terminates is greater than, effective for Plan Years beginning on or after January 1, 1998, $5,000, payment of the value of such a Participant's Accounts, determined in accordance with Section 11.5, shall be made in the form of payment elected by the Participant as soon as practicable after the earliest of: (a) the Participant's attainment of age sixty-five (65) if he terminates employment before attaining age sixty-five (65);
(b) the Participant's death; (c) the date as of which the recipient consents to a distribution (which distribution may not be scheduled to commence (i) earlier than 30 days after the Participant receives information regarding such distribution and (ii) later than ninety days after such Participant elects to receive the distribution); or (d) the date required by Section 11.7. Notwithstanding the foregoing, distribution of a Participant's account under the Plan may occur prior to thirty (30) days after the Participant receives information regarding such distribution, provided (i) the Retirement Committee or its delegate informs the Participant that he has a right to a period of at least thirty (30) days after receiving the information to consider the decision of whether to receive an immediate distribution; and (ii) the Participant, after receiving the information, affirmatively elects to receive an immediate distribution.

     Notwithstanding anything herein to the contrary, in no event may a Former Participant elect to receive a payment of his Accounts in any form of payment other than those specified in Section 11.1. All distributions under this
Article XI shall be made by the Trustee only after the Trustee receives approval for such distribution from the Retirement Committee or its designee. The Participant must submit to the Committee, or its designee, such election and distribution forms as required by the Committee. The Committee, or its designee, shall review such forms and, upon approval of the distribution request, forward payment instructions to the Trustee as soon as practicable thereafter.

     11.5  Valuation and Payment Procedures for Lump Sum
Payments:

           (a) No Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum cash payment, or if payments are to be made to a Former Participant's Beneficiary in the form of a single sum cash payment, the Former Participant's Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee and such amount shall be paid to the Former Participant or Beneficiary in cash as soon as practicable thereafter. To the extent amounts in such Former Participant's Account are credited to the Viacom Stock Fund on such Former Participant's behalf, the shares of Stock held in such Fund and credited to such Former Participant's Account shall be sold as soon as practicable after the applicable Valuation Date and the proceeds of such sale shall be distributed as a part of such single sum distribution.

           (b)  Stock Election in Effect:  If a Former
Participant shall have elected to receive payment in the form of a single sum payment, or if payments are to be made to a Former Participant's Beneficiary in the form of a single sum payment, and such Former Participant shall have made a Stock election in accordance with Section 11.3, the Former Participant's Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee. To the extent amounts in such Former Participant's Accounts are credited to the Viacom Stock Fund on such Former Participant's behalf, such Former Participant, or his Beneficiary, shall receive a distribution as soon as practicable after the applicable Valuation Date of the entire number of whole shares of Stock in his Accounts credited to the Viacom Stock Fund, plus cash for any remaining amounts credited to the Viacom Stock Fund on behalf of such Former Participant as of the applicable Valuation Date. The remainder of the Former Participant's Accounts shall be distributed to the Former Participant or Beneficiary in a single cash sum as soon as practicable after the applicable Valuation Date.

      11.6 Valuation and Payment Procedures for Installment
Payments: If a Former Participant shall have elected to receive payment in the form of installment payments, the Former Participant's Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee. Such Accounts shall continue to be valued as of each twelve-month anniversary of such Valuation Date. Such Accounts shall continue to be so valued to and including the Valuation Date as of which such Former Participant's benefit shall have been paid in full if installment payments continue or to and including the Valuation Date coincident with the date the Trustee is notified of such Former Participant's death if such Participant's Beneficiary elects to have the remaining installments paid in a single payment, as the case may be. Notwithstanding anything herein to the contrary, the amount distributed for each installment shall be paid proportionately from the specific investment Funds in which the Former Participant's Accounts are invested. Such Former Participant's interest in the Funds, including the value of the Stock and cash then credited to the Viacom Stock Fund on such Former Participant's behalf shall be determined as of the applicable Valuation Date. An installment payment shall be paid to such Former Participant or his Beneficiary, as the case may be, in an amount equal to that fraction of the respective amounts determined pursuant to the provisions of this Section, the numerator of which shall be one and the denominator of which shall be the total number of installments remaining to be paid in the form of payment to
such Former Participant or Beneficiary.   If such Former
Participant shall die prior to the payment of his benefit in full and a single sum cash distribution is to be made to such Former Participant's Beneficiary, such distribution shall be made in accordance with Section 11.5(a), determined as of the Valuation Date proper payment instructions are received by the Trustee.

      11.7 Time of Payment and Minimum Distribution
Requirements: Unless the Participant elects otherwise, the payment of the value of a Participant's vested Accounts under the Plan shall be payable not later than the sixteenth day after the latest of the close of the Plan Year in which he:

           (a) attains age 65,
           (b) completes 10 years of participation under the Plan, or
           (c) incurs a termination of employment.

           If no election is received, the Participant is deemed to have elected to defer his distribution.

           Notwithstanding the foregoing, with respect to distributions made to Participants who attained age 70 1/2 prior to January 1, 1997, the benefits of each Participant shall be distributed or shall commence to be distributed, in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, not later than the April 1 following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), regardless of whether his employment with the Company is terminated s of such date provided, however, if a Participant is not a five percent (5%) owner (as defined in Section 416(i)(1)(B) of the Code) and shall have attained age seventy and one-half (70 1/2) before January 1, 1988, the benefits of any such Participant shall be distributed or shall commence to be distributed not later than the April 1 following the calendar year in which he terminates employment; provided further, that if a Participant attains age 70 1/2 before January 1, 1996 but prior to January 1, 1997, such Participant may elect, in accordance with procedures established by the Committee or its delegate, to commence distributions in accordance with the following paragraph. Any such minimum distributions shall be calculated in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder, and in the form of annual payments over the life expectancy of the Participant which life expectancy will not be recalculated.

           With respect to (i) Participants who attain age 70 1/2 on or after January 1, 1997 and (ii) Participants who are eligible and elect to defer their distributions in accordance with this Paragraph, the benefits of any Participant shall be distributed or shall commence to be distributed in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder not later than April 1 following the close of the calendar year in which the Participant terminates employment or attains age 70 1/2, whichever is later.

           Notwithstanding anything in this Article XI to the contrary, the payment of any benefit hereunder, in accordance with Section 401(a)(9) of the Code, generally shall be paid or commence to be paid not later than one year after the date of the Participant's death (or such later date as allowed by regulations issued by the Internal Revenue Service), or in the case of payments to a Participant's spouse, the date on which the Participant would have attained age seventy and one-half (70 1/2), if later. Further, such payments shall be distributed within a five year period following the Participant's death unless payable over the life of the Beneficiary or a period not extending beyond the life expectancy of such Beneficiary.

      11.8 Direct Rollover Distributions

           (a) At the written request of a Participant, a surviving spouse of a Participant, or a spouse or former spouse of a Participant that is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, (referred to as the "distributee") and upon receipt of the written direction of the Committee or its designee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Such amount may constitute all or any whole percent of any distribution from the Plan otherwise to be made to the distributee, provided that such distribution constitutes an "eligible rollover distribution" as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following subsections 11.8(b) through 11.8(h).

           (b) A distributee may elect to have a direct rollover distribution apportioned among no more than two eligible retirement plans.

           (c) Direct rollover distributions shall be made, in accordance with such forms and procedures as may be established by the Retirement Committee or its designee and to the extent any such distribution is to be made in shares of Stock otherwise distributable under the Plan to the distributee, such shares shall be registered in a manner necessary to effectuate a direct rollover under Section 401(a)(31) of the Code.

           (d)  Effective January 1, 2002, After-Tax
Contributions may be distributed to an eligible retirement plan through a direct rollover distribution.

           (e) No direct rollover distribution shall be made unless the distributee furnishes the Committee or its designee with such information as the Retirement Committee or its designee shall require and deems to be sufficient.

           (f)  A distributee may elect to divide an
eligible rollover distribution into two components, with one portion paid as a direct rollover distribution and the remainder paid to the distributee, provided that such division of payments shall be permitted only if the amount of the direct rollover distribution is at least equal to $500.

           (g) No direct rollover distributions shall be permitted unless the amount of the distribution exceeds
$200.

           (h)  Direct rollover distributions shall be
treated as all other distributions under the Plan and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

                          ARTICLE XII
                  ADMINISTRATION OF THE PLAN


      12.1 Appointment of the Retirement and Investment
Committees:

           (a) The Company shall be the "sponsor" of the Plan as that term is defined in ERISA. The Board of Directors of the Company shall initially appoint the members of the Retirement Committee and the Investments Committee, having the responsibilities described below. The proper officers of the Company may at any time remove or replace any members of the Retirement Committee. The Board of Directors of the Company may at any time remove or replace any members of the Investments Committee. The Retirement Committee shall administer the Plan and shall serve as a Named Fiduciary of the Plan within the meaning of Section 402(a)(2) of ERISA. The Investments Committee shall have discretionary control over the management and disposition of the Plan's assets, and shall serve as a Named Fiduciary within the meaning of Section 402(a)(2) of ERISA.

           (b) If no members of the Retirement Committee or the Investments Committee are in office, the Company shall be deemed the appropriate Committee.

      12.2 Organization And Operation Of The Committees:

           (a) Each Committee shall endeavor to act, in carrying out its duties and responsibilities in the interest of the Participants and Beneficiaries, with the care, skill, prudence and diligence under the prevailing circumstances that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.

           (b) With respect to each Committee, a majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee; or without a meeting, by instrument in writing signed by a majority of members of the Committee.

          If there are two or more Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall alone make any determination required by the Plan in respect thereof.

          (c) Each Committee may authorize any one or more of its members, or members of a separate administrative subcommittee it may form, to execute any routine administrative document on behalf of the Committee.

          (d)  Each Committee, may in addition to the
execution of administrative documents, delegate specific duties and powers to one or more of its members or to a separate administrative subcommittee it may form. Such delegation shall remain in effect until rescinded in writing by the Committee. The members of persons so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated responsibilities.

          (e) Each Committee shall be empowered to employ a Secretary and such assistants as may be required in the administration of the Plan.

          (f) Each Committee shall endeavor not to engage directly or indirectly in any prohibited transaction, as set forth in ERISA.

      12.3 Expenses: All expenses that shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses, other expenses associated with the purchase and sale of Stock in the Viacom Inc. Stock Fund, other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any enrolled actuary, accountant, counsel, specialist or other person who shall be employed by the Retirement Committee in connection with the administration of the Plan will be paid from forfeitures pursuant to Sections 10.3 and 15.2(e) and to the extent expenses remain they shall be paid proportionately by each Employer. Brokerage fees, transfer taxes and other expenses attending the investment or reinvestment of Plan assets (including investment management fees) allocated to the Funds (other than the Viacom Inc. Stock Fund) may be paid out of the respective Funds, when permissible under applicable law.

     12.4 Duties, Powers and Responsibilities of the Retirement Committee: The Retirement Committee, except for such investment and other responsibilities vested in the Trustee or investment manager or Investment Committee, shall have the specific powers granted to it herein and shall have such other powers as may be necessary in order to enable it to administer the Plan, including, but not limited to, the full discretionary authority and responsibility for administering the Plan in accordance with its provisions and under applicable law. The duties, powers and responsibilities of the Retirement Committee shall include, but shall not be limited to, the following:

          (a) To appoint such accountants, consultants, administrators, counsel, or such other persons it deems necessary for the administration of the Plan.

               Members of the Retirement Committee shall not be precluded from serving the Committee in one or more of such individual capacities.

          (b) To determine all benefits and to resolve all questions arising from the administration, interpretation, and application of Plan provisions, either by general rules or by particular decisions.

          (c) To advise the Trustee with respect to all benefits which become payable under the Plan and to direct the Trustee as to the manner in which such benefits are to be paid.

          (d) To adopt such forms and regulations it deems advisable for the administration of the Plan and the conduct of its affairs.

          (e) To take such steps as it considers necessary and appropriate to remedy any inequity resulting from incorrect information received or communicated or as a consequence of administrative error.

          (f) To assure that its members, the Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.

          (g) To settle or compromise any claims or debts arising from the operation of the Plan and to defend any claims in any legal or administrative proceeding.

          (h) The Retirement Committee shall be the final review committee under the Plan, with the authority to determine conclusively for all parties any and all questions arising from the administration of the Plan. The Committee shall have sole and complete discretionary authority and control to manage the operation and administration of the Plan, including, but not limited to, the determination of all questions relating to eligibility for participation and benefits, interpretation of all Plan provisions, determination of the amount and kind of benefits payable to any participant, spouse or beneficiary, and construction of disputed or doubtful terms. Such decisions shall be conclusive and binding on all parties and not subject to further review. A claim for benefits under this Plan shall only be paid if the Committee decides in its discretion that the applicant is entitled to benefits.

     12.5 Required Information:

     Each Employer or Participant or Beneficiary entitled to benefits shall furnish to the Retirement Committee any information or proof requested by the Retirement Committee and required for the proper administration of the Plan. The Retirement Committee shall determine, in its discretion, whether a Participant or Beneficiary is entitled to a distribution using such information or proof. Failure on the part of any Participant or Beneficiary to comply with such request shall be sufficient grounds for the delay in payment of benefits under the Plan until the requested information or proof is received.

     12.6 Indemnification:

     The Company agrees to indemnify and hold the Retirement
Committee and any administrative subcommittee formed by the Retirement Committee harmless against liability incurred in the administration of the Plan.

     12.7 Claims And Appeal Procedure:

          (a) Any request or claim for Plan benefits must be made in writing and shall be deemed to be filed by a Participant or Beneficiary when a written request is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Retirement Committee.

          (b) The Retirement Committee or its delegate shall grant or deny claims for benefits under the Plan with respect to Participants or their Beneficiaries and authorize disbursements according to this Plan. The Committee shall provide notice in writing to any Participant or Beneficiary where a claim for benefits under the Plan has been denied in whole or in part. Such notice shall be made within 90 days of the receipt by the Committee of the Participant's or Beneficiary's claim or, if special circumstances require, and the Participant or Beneficiary is so notified in writing, within 180 days of the receipt by the Committee of the Participant's or Beneficiary's claim. The notice shall be written in a manner calculated to be understood by the claimant and shall:

               (i)  set forth the specific reasons for the
denial of benefits;

               (ii) contain specific references to Plan provisions relative to the denial;

               (iii)     describe any material and
information, if any, necessary for the claim for benefits to be allowed, which had been requested, but not received by the Committee; and

               (iv) advise the Participant or Beneficiary that any appeal of the Committee's adverse determination must be made in writing to the Committee, within 60 days after receipt of the initial denial notification, setting forth the facts upon which the appeal is based.

          (c) If notice of the denial of a claim is not furnished within the time periods set forth above, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review procedures set forth below. If the Participant or Beneficiary fails to appeal the Retirement Committee's denial of benefits in writing and within 60 days after receipt by the claimant of written notification of denial of the claim (or within 60 days after a deemed denial of the claim), the Committee's determination shall become final and conclusive.

          (d) The Retirement Committee shall serve as the final review committee, under the Plan and ERISA, for the review of all appeals by Participants or Beneficiaries whose initial claims for benefits have been denied, in whole or in part. Any Participant or Beneficiary whose claim for benefits has been denied, in whole or in part, may (and must for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan), within 60 days after receipt of notice of denial, submit a written request for review of the decision denying the claim. A claim for benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to benefits.

          (e) If the Participant or Beneficiary appeals the Retirement Committee's denial of benefits in a timely fashion, the Committee shall re-examine all issues relevant to the original denial of benefits. Any such claimant, or his or her duly authorized representative may review any pertinent documents, as determined by the Committee, and submit in writing any issues or comments to be addressed on appeal.

          (f) The Retirement Committee shall advise the Participant or Beneficiary and such individual's representative of its decision which shall be written in a manner calculated to be understood by the claimant, and include specific references to the pertinent Plan provisions on which the decision is based. Such response shall be made within 60 days of receipt of the written appeal, unless special circumstances require an extension of such 60-day period for not more than an additional 60 days. Where such extension is necessary, the claimant shall be given written notice of the delay. If the decision on review is not furnished within the time set forth above, the claim shall be deemed denied on review.

          (g) Any participant whose claim for benefits has been denied shall have such further rights of review as are provided in ERISA Section 503, and the Retirement Committee shall retain such right, authority and discretion as is provided in or not expressly limited by ERISA Section 503.

          (h) The Retirement Committee shall be the final review committee under the Plan, with the authority to determine conclusively for all parties any and all questions arising from the administration of the Plan, and shall have sole and complete discretionary authority and control to manage the operation and administration of the Plan, including, but not limited to, the determination of all questions relating to eligibility for participation and benefits, interpretation of all Plan provisions, determination of the amount and kind of benefits payable to any participant, spouse or beneficiary, and construction of disputed or doubtful terms. Such decisions shall be conclusive and binding on all parties and not subject to further review. A claim for benefits under this Plan shall only be paid if the Committee decides in its discretion that the claimant is entitled to benefits.

      12.8 Liability of Committee Members: Each member of the Retirement and Investments Committees shall be liable for any act of omission or commission as such only to the extent required by ERISA.

      12.9 Reliance on Reports and Certificates: The Retirement and Investments Committees will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any Trustee, accountant, controller, counsel or other person who is employed or engaged for such purposes.

      12.10  Member's Own Participation:  No member of the
Retirement or Investments Committees may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

      12.11 Fiduciary Indemnification: Notwithstanding any other provision of this Plan, the Board may, to the extent permitted by law, provide for indemnification by the Company of any fiduciary for any liability incurred in his capacity as such fiduciary.

      12.12 Allocation of Responsibilities: The Company may allocate responsibilities for the operation and administration of the Plan and the management of its assets consistent with the Plan's terms, including allocation of responsibilities to the Retirement and Investments Committees and the Employers. The Company and other named fiduciaries may delegate any of their responsibilities hereunder by designating in writing other persons to carry out their respective responsibilities (other than trustee responsibilities the delegation of which may be limited by law) under the Plan, and may employ persons to advise them with regard to any such responsibilities. Specifically, and not by way of limitation of the foregoing provision of this
Section 12.11, the Company may delegate or allocate, as applicable, to another fiduciary or named fiduciary the responsibility to appoint, retain and terminate trustees and investment managers and to define the authorities and responsibilities of each. The provisions of this Section
12.11 shall apply to the responsibilities of the Company or any other named fiduciary under the Plan, relating to any trusts associated with the Plan, including any group, commingled, common or master trust associated with the Plan and with respect to which the Company or any other named fiduciary under the Plan has responsibilities.

      12.13 Multiple Capacities: Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service both as a trustee and as an administrator).

                         ARTICLE XIII
                   AMENDMENT AND TERMINATION


     13.1 Right to Amend or Terminate: The Retirement Committee may, at any time, modify, alter or amend this Plan or any Trust Agreement thereunder from time to time to any extent that they may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under Section 401(a) of the Code, unless provided otherwise in the Company's governing documents. Each Employer reserves the right, by action of its board of directors, to terminate the Plan with respect to their Participants herein. The Company reserves the right to execute any amendment deemed necessary or appropriate to terminate the trust. No such amendment(s) shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment(s) shall have any retroactive effect so as to deprive any Participant of any benefit already accrued (including the timing and form of any option benefits), except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with government regulations or policies in order to qualify or maintain qualification of the Plan under the appropriate section of the Code. No such amendment(s) shall have the effect of revesting in the Employers the whole or any part of the principal or income for purposes other than for the exclusive benefit of the Participants or their Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. Any amendment of the Plan shall be made by:

           (a) the adoption of a resolution by the Board amending the Plan, or

           (b)  the adoption of a resolution by the
Retirement Committee amending the Plan.

     If any amendment changes the vesting provisions of
Article X, any Participant with at least three years of Vesting Service may elect, by filing a written request with the Retirement Committee within sixty days after he has received notice of such amendment, to have his vested interest computed under the provisions of Article X as in effect immediately prior to such amendment.

     13.2 Full Vesting on Termination/Partial Termination of
Plan: In the event of the complete or partial termination of the Plan, or the complete discontinuance of contributions thereto, the account balances of all affected Participants shall become fully vested. The account balance of each affected Participant shall continue to be held in Trust until a Participant is entitled to a distribution under the otherwise applicable terms of the Plan.

      13.3 Distribution of Funds Upon Termination of the
Plan: In the event of, and upon, an Employer's termination of the Plan or permanent discontinuance of contributions other than by reason of being merged into, or consolidated with, another Employer, whether or not the Trust shall also terminate concurrently therewith, the Trustee shall, as of and as promptly as shall be practicable after the Valuation Date next succeeding whichever shall occur first of (i) such Participant ceasing to be an Employee of an Employer or another Affiliated Company and (ii) the earliest date allowed by the Internal Revenue Service for distribution of benefits following the termination of the Plan pay or distribute to such Participant (or his Beneficiary) in the manner provided in Article XI hereof the benefits to which he is (or they are) entitled.

                          ARTICLE XIV
                       GENERAL PROVISIONS


      14.1 Employment Relationships: Nothing contained herein will be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the rights of an Employer to discharge any Employee at any time.

      14.2 Non-Alienation of Benefits:  (a) Subject to
Section 14.3, and subject to and in accordance with applicable law and subparagraph (b) below, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, attachment, garnishment, or pledge, and any attempt to anticipate, assign, attach, garnish or pledge the same will be void, and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Participant.

           (b) A Participant's benefits under the Plan may be offset against an amount the Participant is ordered to pay to the Plan if (a) the order or requirement to pay arises (i) under a judgment of conviction for a crime involving the Plan, (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation(or alleged violation) of part 4 of subtitle B of title I or ERISA, or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person and (b) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan.

      14.3 Qualified Domestic Relations Order:
Notwithstanding any other provisions of the Plan, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d)(3) of ERISA) is received by the Committee, benefits shall be payable in accordance with such order and with Section
414(p) of the Code and Section 206(d)(3) of ERISA. The amount payable to the Participant and to any other person other than the payee entitled to benefits under the order, shall be adjusted accordingly. Benefits payable under a qualified domestic relations order may be paid prior to the "earliest retirement age" as such term is defined in the Code and ERISA. The Retirement Committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

      14.4 Exclusive Benefit of Employees: No part of the corpus or income of the Funds will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

      14.5 Merger, Consolidation or Transfer of Assets or
Liabilities: There will be no merger or consolidation with, or transfer of any assets or liabilities to any other plan, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if this Plan were then terminated which is equal to the benefit he would have been entitled to immediately before such merger, consolidation, or transfer as if this Plan had been terminated.

      14.6 Appointments of Trustee: The Trustee as a fiduciary under the Plan is appointed by the Investments Committee with such powers as to investment, reinvestment, control and disbursement of the Fund as are set forth in the Trust Agreement, as modified from time to time. The Investments Committee may remove the Trustee at any time on the notice required by the terms of such Trust Agreement, and upon such removal or upon the resignation of any such Trustee the Board will designate a successor Trustee.

      14.7 Discretion of the Board of Directors and the Retirement and or Investments Committees: All consents of the board of directors of each of the Employers and all consents of the Retirement and Investments Committees herein provided for may be granted or withheld in the sole and absolute discretion of said board of directors or of the Retirement or Investments Committee, as the case may be, and, if granted, may be granted on such terms and conditions as said board of directors or the Retirement or Investments Committees, as the case may be, in its sole and absolute discretion shall determine. All determinations hereunder made by the board of directors of any of the Employers and all such determinations made by the Retirement and Investments Committee shall likewise be made in the sole and absolute discretion of said board of directors or the Retirement and or Investments Committee, as the case may be.

      14.8 Voting and Tender Offers with respect to Viacom
Inc. Common Stock:

           (a)  A Participant may vote at each annual
meeting and at each special meeting of the Company the shares of Stock of the Company with voting rights at the time represented in his Accounts and attributable to Matching Employer Contributions and earnings thereon. The
Company shall provide the Trustee, on a timely basis, with all materials necessary to permit the Trustee to solicit participants' voting instructions and to vote shares. The
Trustee shall cause to be provided to each Participant a copy of the proxy solicitation material for each such meeting together with a request for the Participant's confidential instructions as to how such shares are to be voted at such meeting. Upon receipt of such instructions, the Trustee shall vote all such shares as instructed. The
Trustee shall vote shares for which it has not received voting instructions in proportion to those shares for which it receives instructions.

           (b) In the event that a tender or exchange offer or other offer to purchase Stock is made by an individual or entity for all or a portion of the Stock held in the Viacom Stock Fund, a Participant may elect to tender the shares of Stock at the time represented in his Accounts. The Company shall provide the Trustee, on a timely basis, with all materials necessary so as to permit the Trustee to solicit Participant's instructions and to tender such shares. The Trustee shall cause to be provided to each Participant a copy of the tender offer materials with a request for the Participant's confidential instructions regarding the tender of such shares. Upon receipt of such instructions, the Trustee shall tender shares as instructed. The Trustee shall not tender shares for which it has not received instructions.

      14.9 Payments to Minors and Incompetents:  If a
Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Retirement
Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Retirement Committee might designate or to the duly appointed guardian.

      14.10 Employee's Records: Each of the Employers and the Plan Administrator shall respectively keep such records, and each of the Employers and the Plan Administrator shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan and the Trust Agreement, including, without in any manner limiting the foregoing, records and information with respect to the employment date, date of participation in the Plan and Compensation of Employees, elections by Participants and their Beneficiaries and consents granted and determinations made under Plan and the Trust Agreement. Neither any of the Employers nor the Plan Administrator shall be required to duplicate any records kept by the other. Each Participant shall cooperate with the Plan Administrator to administer the Plan in the manner herein and in the Trust Agreement provided.

      14.11 Titles and Headings: The titles to sections and headings or paragraphs of this Plan are for convenience of reference and, in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

      14.12 Use of Masculine and Feminine; Singular and
Plural: Wherever used herein, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

      14.13 Governing Law: To the extent that New York law has not been preempted by the provisions of ERISA, the provisions of the Plan will be construed in accordance with the laws of the State of New York.

                          ARTICLE XV
       NONDISCRIMINATION AND ANNUAL ADDITION LIMITATIONS


      15.1  Limitation on Before-Tax Contributions:

            (a) Effective for Plan Years beginning on or after January 1, 1997, and notwithstanding anything herein to the contrary, in no event shall the Before-Tax
Contributions made on behalf of Highly Compensated
Participants with respect to any Plan Year result in an Actual Deferral Percentage for such group of Highly
Compensated Participants which exceeds the greater of:

                (i)  an amount equal to 125% of the Actual
Deferral Percentage for the current Plan Year for all Participants other than Highly Compensated Participants; or

                (ii) an amount equal to the sum of the
Actual Deferral Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Actual Deferral Percentage for the preceding Plan Year for all Participants other than Highly Compensated
Participants.

                (iii)     Notwithstanding the foregoing, the
Committee may elect to apply the foregoing tests for any year on the basis of current year testing requirements in lieu of the prior year testing requirements set forth above and the Committee may elect to change from the current year testing requirements to prior year testing requirements in accordance with Code Section 401(k) and such rules promulgated in notices, regulations or other guidance thereunder.

            (b) The Committee shall be authorized to implement rules authorizing or requiring reductions in the Before-Tax Contributions that may be made on behalf of Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Section 15.1(a) are satisfied.

            (c) In addition to the reductions set forth in subsection (b), if the limitations under Section 15.1(a) are exceeded in any Plan Year, the Committee may, in accordance with regulations issued under Code Section 401(k)(3), authorize or require the recharacterization of Excess Before-Tax Contributions as After-Tax Contributions so that the limitations in that Plan Year are not exceeded.

            (d) To the extent such Before-Tax Contributions exceeding the limitations under Section 15.1(a) are not recharacterized, an Employer may, in the discretion of the Board of Directors, make Qualified Nonelective Contributions to the Accounts of Participants who are not Highly Compensated Participants.

            (e) To the extent the limitations under Section 15.1(a) continue to be exceeded following such recharacterization or making of Qualified Nonelective Contributions, if any, the Excess Before-Tax Contributions made on behalf of Highly Compensated Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. Effective for Plan Years beginning on or after January 1, 1997, the amount of Excess Before-Tax Contributions to be distributed to each Participant shall be determined as follows:

      Once the leveling procedure described in Section 2.20 has been completed, the total dollar amount of Excess Before-Tax Contributions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of Before-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions shall be reduced to the extent required to distribute the total amount of Excess Before-Tax Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's dollar amount of Before-Tax Contributions to equal the dollar amount of Before-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of Before-Tax Contributions.
This distribution procedure shall be repeated until all Excess Before-Tax Contributions have been distributed. The amount of income allocable to Excess Before-Tax
Contributions shall be determined in accordance with the provisions of Article VI. The amount of Excess Before-Tax Contributions distributed to any Participant under this subsection for any Plan Year shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Section 15.1(g), if any for such Plan Year.

            (f) The Committee may utilize any combination of the methods described in the foregoing subsections (b), (c),
(d) and (e) to assure that the limitations of Section
15.1(a) are satisfied.

            (g) Notwithstanding the limitations of Section 15.1(a), in no event may the amount of Before-Tax Contributions to the Plan, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Code Section 401(k)) maintained by the Company or an Affiliated Company in which a Participant participates, exceed $10,500 for 2001, $11,000 for 2002 and the otherwise applicable limit under Code
Section 402(g) (adjusted for increases in the cost-of-living under Code Section 402(g)) in a calendar year. If such before-tax amounts exceed $10,500 (as adjusted), all such amounts in excess of the applicable limit and any income or losses allocable to such excess amounts shall be distributed to the Participant no later than the April 15 following the calendar year in which the excess occurred. If a Participant participates in another cash or deferred arrangement in any calendar year which is not maintained by the Company or an Affiliated Company, and his total Before-Tax Contributions under the Plan and such other plan exceed the applicable limit in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of the applicable limit) that is attributable to Before-Tax Contributions in the Plan together with earnings thereon, notwithstanding any limitations on distributions contained in the Plan. Such distribution shall be made by the April 15 following the Plan Year of the Before-Tax Contribution provided that the Participant notifies the Retirement Committee of the amount of the excess deferral that is attributable to a Before-Tax Contribution to the Plan and requests such a distribution. The Participant's notice must be received by the Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Before-Tax Contributions to the Plan shall be subject to all limitations on withdrawals and distributions in the Plan. The amount of excess deferrals that may be distributed under this subsection (g) with respect to any Participant for any Plan Year shall be reduced by the amount of any Excess Before-Tax Contributions previously distributed pursuant to
Section 15.1(e), if any, for such Plan Year.

      15.2  Maximum Contribution Percentage

            (a) Effective for Plan Years beginning on or after January 1, 1997, and notwithstanding anything herein to the contrary, in no event may Matching Employer Contributions and After-Tax Contributions (including Before-Tax Contributions which are recharacterized pursuant to
Section 15.1(c), if any) made on behalf of all Highly Compensated Participants with respect to any Plan Year result in a Contribution Percentage for such group of Employees which exceeds the greater of (1) or (2) below, where:

                (1)  is an amount equal to 125% of the
Contribution Percentage for the preceding Plan Year for all Participants in the Plan other than Highly Compensated
Participants; and

                (2)  is an amount equal to the sum of the
Contribution Percentage for the preceding Plan Year for all Participants in the Plan other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants.

            Notwithstanding the foregoing, the Committee may elect to apply the foregoing tests for any year on the basis of current year testing requirements in lieu of the prior year testing requirements set forth above and the Committee may elect to change from the current year testing requirements to prior year testing requirements in accordance with Code Section 401(m) and such rules promulgated in notices, regulations or other guidance thereunder.

            (b) The Committee shall be authorized to implement rules authorizing or requiring reductions in the After-Tax Contributions that may be made by Highly
Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of
Section 15.2(a) are satisfied.


            (c) Notwithstanding any reductions pursuant to subsection (b), if the limitations under Section 15.2(a) are exceeded, an Employer may, in the discretion of the Board of Directors, make additional contributions to the Participant's Accounts of Participants who are not Highly Compensated Employees, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Employer Contributions under Section 5.7 of the Plan. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Committee may elect to treat amounts attributable to Before-Tax Contributions as such additional Matching Employer Contributions solely for the purposes of satisfying the limitations of Section 15.2(a).

            (d) If the limitations under Section 15.2(a) continue to be exceeded following such Qualified Nonelective Contributions or additional Matching Employer Contributions, if any, the Excess Aggregate Contributions made with respect to Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants in an amount equal to each such Participant's After-Tax Contributions (including recharacterized Before-Tax Contributions). Once the leveling procedure described in Section 2.19 has been completed, the total dollar amount of Excess Aggregate Contributions shall be determined. Effective for Plan years beginning on or after January 1, 1997, this amount shall be distributed in accordance with a leveling procedure under which the dollar amount of After-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of After-Tax Contributions shall be reduced to the extent required to distribute the total amount of Excess Aggregate Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's dollar amount of After-Tax Contributions to equal the dollar amount of After-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of After-Tax Contributions. This distribution procedure shall be repeated until all Excess Aggregate Contributions have been distributed or, if earlier, all After-Tax Contributions have been distributed.

            (e) If the limitations under Section 15.2(a) continue to be exceeded following the distributions described in subsection (d), the Matching Employer Contributions made on behalf of Highly Compensated Participants which are not vested pursuant to Section 10.2 shall be forfeited to the extent of any remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income allocable thereto. Such forfeitures shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant's Accounts or resolve any claim filed under the Plan in accordance with
Section 12.6 and to restore Participants' Accounts in accordance with Section 10.3(b).

            (f) If the limitations under Section 15.2(a) continue to be exceeded following the distribution of After-Tax Contributions or the allocation of the forfeitures, if any, described above, the remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to the affected Highly Compensated Participants.

            (g) All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year, but no later than twelve months after the close of the Plan Year in which they occur. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under
Section 401(m) of the Code. The Retirement Committee is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing subparagraphs (b), (c), (d), (e), and (f) to assure that the limitations of Section 15.2(a) are satisfied.

            (h) Effective for Plan Years beginning before January 1, 2002, and notwithstanding anything to the contrary in Sections 15.1 or 15.2, Before-Tax Contributions, After-Tax Contributions, and Matching Employer Contributions may not be made to this Plan in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the Contribution Percentages for all Highly Compensated Participants (determined after applying the foregoing provisions of Sections 15.1 and 15.2) shall be reduced in accordance with Treasury Regulation section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

            (i) Notwithstanding anything in the Plan to the contrary, if the rate of Matching Employer Contributions (determined after application of the corrective mechanisms described in the foregoing provisions of Section 15.2) discriminates in favor of Highly Compensated Participants, the Matching Employer Contribution attributable to any Excess Before-Tax Contribution, Excess Aggregate Contributions, or excess deferral (as described in Section 15.1(g)) of each affected Highly Compensated Participant shall be forfeited so that the rate of Matching Employer Contributions is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the contribution was made. Forfeitures, if any, shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the Plan, to correct an error made in allocating amounts to Participant's Accounts or resolve any claim filed under the Plan in accordance with Section 12.6 and to restore Participants' Accounts in accordance with Section 10.3(b).

      15.3  Limitation on Annual Additions:

      (a)(i) Basic Limitation for Years beginning prior to January 1, 2002. Subject to the adjustments hereinafter set forth, the Annual Addition for any Plan Year to a Participant's Accounts under this Plan shall in no event exceed the lesser of:

                (i)  $30,000 (as adjusted for increases in
the cost of living in accordance with Section 415(d)); or

                (ii) 25% of the amount of a Participant's annual Earnings.

      (a)(ii) Basic Limitation for Years beginning after December 31, 2001. Except to the extent that this Plan permits catch-up contributions under Code Section 414(v), if applicable, the Annual Addition for any Plan Year to a Participant's Accounts under this Plan shall in no event exceed the lesser of:

                (i)  $40,000 (as adjusted for increases in
the cost of living in accordance with Section 415(d)); or

                (ii) 100% of the amount of a Participant's annual Earnings.

            (b) Definition of Employer. For purposes of this Section, the term "Employer" shall include any Affiliated Company, as defined in Section 2.4 hereof and as modified by Section 415(h) of the Code.

            (c) Excess Annual Additions Precluded. Prior to the allocation of contributions in any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitations prescribed hereunder to be exceeded with respect to any Participant. In the event there would be such an excess, the Annual Additions to this Plan shall be adjusted by reducing Participant and Employer contributions in such amounts as are determined by the Retirement Committee and in such order elected by the Participant with the consent of the Committee, but only to the extent necessary to satisfy such limitations.

            (d) Disposal of Excess Annual Additions. In the event that, notwithstanding subparagraph (c) hereof, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of a reasonable error in estimating the Participant's Earnings, the allocation of forfeitures, or a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to any individual under the limits of Section 415 of the Code, such excess amounts shall not be deemed Annual Additions in that limitation year to the extent corrected hereunder. First, Before-Tax Contributions and After-Tax Contributions (together with earnings thereon) shall be returned to each affected Participant to the extent that such distribution would reduce the excess amounts in the Participant's Accounts. These amounts shall be disregarded in applying the limitations of Sections 15.1 and 15.2. To the extent excess amounts remain after any such distributions, such excess amounts shall be utilized to reduce Matching Employer Contributions on behalf of the Participant for the next succeeding Plan Year, and succeeding Plan Years, as necessary. If the Participant is not covered by the Plan at the end of any such succeeding Plan Year, but an excess amount still exists, such excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce Matching Employer Contributions for Participants in that Plan Year, and succeeding Plan Years, if necessary. The amount in such suspense account shall be credited to the Accounts of Participants in the manner provided in Section 5.9.

                          ARTICLE XVI
                         TOP-HEAVY PLAN


      16.1  General Rule: The Plan shall meet the
requirements of this Article XVII in the event that the Plan is or becomes a Top-Heavy Plan.

      16.2  Top-Heavy Plan:

            (a) Test for Top-Heaviness. Subject to the aggregation rules set forth in subsection (b), the Plan shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the value of the cumulative Account Balances of all Key Employees exceeds sixty percent (60%) of the value of the cumulative Account Balances of all of the Employees as of such Date, excluding former Key Employees and excluding any Employee who has not performed services for the Employer during the five (5) consecutive Plan Year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the five (5) consecutive Plan Year period ending on the Determination Date. For purposes of the above ratio, the Account Balance of a Key Employee shall be counted only once each Plan Year.

            (b) Aggregation and Coordination With Other
Plans. For purposes of determining whether the Plan is a Top-Heavy Plan and for purposes of meeting the requirements of this Article XVI, the Plan shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top-Heavy, this Plan shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, this Plan shall not be a Top-Heavy Plan.

      16.3 Definitions: For the purpose of determining whether the Plan is Top-Heavy, the following definitions shall be applicable:

            (a) Determination and Valuation Dates. The term "Determination Date" shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual's Account Balance shall be determined as of the Valuation Date next preceding the Determination Date and shall include any contribution actually made after such Valuation Date but on or before the Determination Date.

            (b) Key Employee. An individual shall be considered a Key Employee if he is an Employee or former Employee who at any time during the current Plan Year or any of the four (4) preceding Plan Years met the requirements of Code Section 416(i)(1) and the regulations thereunder.

            (c) Non-Key Employee.  The term "Non-Key
Employee" shall mean any Employee who is a Participant and who is not a Key Employee.

            (d) Beneficiary.  Whenever the term "Key
Employee", "former Key Employee", or "Non-Key Employee" is used herein, it includes the Beneficiary or Beneficiaries of such individual.

            (e) Required Aggregation Group.  The term
"Required Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of
Section 401(a)(4) or 410 of the Code.

            (f) Permissive Aggregation Group.  The term
"Permissive Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

      16.4 Requirements Applicable if Plan is Top-Heavy: In the event the Plan is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:

            (a) Minimum Allocation.

               (i) In the case of a Non-Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top-Heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee (including Before-Tax Contributions and Matching Employer Contributions) for such Plan Year. The Minimum Allocation provided hereunder may not be suspended or forfeited under
Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. The Minimum Allocation shall be made for a Non-Key Employee for each Plan Year in which the Plan is Top-Heavy, even if he has not completed a Year of Service in such Plan Year or if he has declined to elect to have Before-Tax Contributions made on his behalf. An Employee shall receive such a minimum allocation for each Plan Year in which the Plan is Top-Heavy, regardless of his level of compensation, even if he has not completed a Year of Service in such Plan Year and even if he has not separated from service at the end of such Plan Year.
Qualified Nonelective Contributions may be taken into account for purposes of the minimum allocation requirement. Matching Employer Contributions allocated to Key Employees shall be treated as Employer contributions for purposes of determining the minimum allocation.

                (ii) A Non-Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by the Employer shall not be entitled to the Minimum Allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

            (b) Top-Heavy Vesting Schedule.

                (i)  A Non-Key Employee is at all times one
hundred percent (100%) vested in the full value of his Account attributable to his Before-Tax Contributions, After-Tax Contributions, and Rollover Contributions.

                (ii) Fewer than Two Years of Vesting
Service. A Non-Key Employee whose employment is terminated prior to age sixty-five (65) and prior to the completion of two (2) or more full Years of Vesting Service shall not be entitled to any Matching Employer Contributions under the Plan.

                (iii)     Two or More Years of Vesting
Service. A Non-Key Employee whose employment is terminated after age sixty-five (65) or after the completion of two (2) or more full Years of Vesting Service shall be one hundred percent (100%) vested in the full value of his Account attributable to Matching Employer Contributions under the Plan.

      Notwithstanding the foregoing provisions of this
Section 16.4(b), at any time this Plan is a top-heavy plan, in no event will a Participant's vested percentage interest in the portion of his account attributable to Matching
Employer Contributions be less than his vested percentage interest determined under Section 10.2 of the Plan.

                          ARTICLE XVII
                           SIGNATURE


      The Plan as herein amended and restated has hereby been approved and adopted to be effective as of the dates set forth herein this 28th day of January, 2002.

                               VIACOM INC.

                               By: /s/ William Roskin

                               Title: Senior Vice President,
				      Human Resources &
				      Administration

                           APPENDIX A
     SPECIAL PROVISIONS APPLICABLE TO CERTAIN PARTICIPANTS


      This Appendix sets forth provisions applicable to Participants who participated or were eligible to participate in certain plans maintained by the Company and Affiliated Companies prior to September 1, 2001 (or November 1, 2001, with respect to the Infinity Plan). All accrued benefits in such plans, including the timing and form of optional forms of payment, that are required to be protected under Code Section 411(d)(6) have been protected in the Plan. Any capitalized terms shall have the same meaning as provided in this Plan unless the context clearly indicates otherwise.

I.    SPECIAL PROVISIONS WITH RESPECT TO PARTICIPANTS IN
MERGED PLANS

      Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix A, Section I shall apply where indicated to Participants referred to hereunder.

      A.    MERGING OF ASSETS

            Effective after the close of business on the dates indicated, the assets of the following plans were merged into the Plan:

            (i) Effective as of December 31, 1995, the
Paramount Communications Inc. Employees' Savings Plan (the
"PCI Plan");

            (ii)     Effective as of December 31, 1995, the
Prentice Hall Computer Publishing Division Retirement Plan
(the "PHCP Plan");

            (iii)    Effective as of December 31, 1995, the
Blockbuster Entertainment Retirement and Savings Plan (the
"Blockbuster Plan");

            (iv)     Effective as of August 31, 2001, the
CBS Employee Investment Fund (the "EIF");

            (v) Effective as of August 31, 2001, the MTVi
Group Investment Plan (the "MTVi Plan");

            (vi)     Effective as of August 31, 2001, the
Savings and Investment Plan for Collective Bargaining
Employees of Viacom Broadcasting of Missouri, Inc. (the
"KMOV Plan");

            (vii)    Effective as of October 31, 2001, the
Infinity Broadcasting Corporation Employees' 401(k) Plan
(the "Infinity Plan").

      B.    TRANSFERRED ASSETS

            Except where specified otherwise in this Appendix A, any assets transferred to the Plan from a plan enumerated in Section A above will retain their character as employee after-tax or before-tax contributions and earnings thereon; employer contributions (matching or otherwise) and earnings thereon or rollover contributions and earnings thereon. In addition, except where specified otherwise in this Appendix A, such transferred assets shall be invested in accordance with the provisions of Article VII of the Plan.

      C.    PHCP PLAN

            Unless stated to the contrary, the following provisions apply to Employees who were Participants in the PHCP Plan or who were employees of Prentice Hall Inc.
permanently assigned to the Computer Publishing Division
("PHCP Plan Participants") on December 31, 1995 and who subsequently became Participants in the Plan.

            1.  SERVICE

                Notwithstanding anything to the contrary in
Article IV or any other provision of the Plan, a PHCP Plan Participant's Eligibility Service and Vesting Service under the Plan shall include the Participant's Eligibility Service and Vesting Service as of December 31, 1995 under the terms of the PHCP Plan. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1996, the date of hire of a PHCP Participant shall be January 1, 1996.

                In no event shall such Participant be
credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the PHCP Plan on December
31, 1995.

            2.  INVESTMENT OF CONTRIBUTIONS

                With respect to the portion of a
Participant's Account attributable to Company Matching Contributions and Company Retirement Contributions under the PHCP Plan as of December 31, 1995, and in addition to any rights a Participant has pursuant to the provisions of
Article VII of the Plan, a PHCP Participant shall have the right to direct the investment of such amounts attributable to such Company Contributions in the same manner as the Participant may direct the investment of Before-Tax Contributions and After-Tax Contributions as set forth in
Article VII of this Plan. Such amounts are referred to in this Plan as Transferable Employer Contributions.


     D.    PCI PLAN

           Unless stated to the contrary, the following provisions apply to employees who were participants in the PCI Plan or who were employed by a participating employer in the PCI Plan ("PCI Plan Participants") on December 31, 1995 and who subsequently became participants in the Plan.

           1.  SERVICE:

              Notwithstanding anything to the contrary in
Article IV or any other provision of the Plan, a PCI Plan Participant's Eligibility Service and Vesting Service under the Plan shall include the Participant's eligibility service and vesting service under the terms of the PCI Plan. For purposes of determining a PCI Plan Participant's Vesting Service and, if the PCI Plan Participant was a full-time employee under the PCI Plan as of December 31, 1995, Eligibility Service, the PCI Plan Participant's date of hire under the Plan shall be the Participant's date of hire under the PCI Plan.

              In no event will a PCI Plan Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the PCI Plan on December 31, 1995.


           2.  ESOP ACCOUNTS

               (a) The term "PCI ESOP Account" means assets transferred to the PCI Plan from the Paramount
Communications Inc. Employee Stock Ownership Plan.

               (b)  Amounts held in the ESOP Account shall
be invested solely in the Viacom Inc. Stock Fund.

               (c)  Any Participant who has attained age 55
and completed at least ten (10) years of membership with respect to amounts credited to the ESOP Account (including years of participation under the Paramount Communications Inc. Employee Stock Ownership Plan) shall be permitted to direct in writing that up to 25 percent of the number of shares of Viacom Stock attributable to shares of Paramount Communications Inc. stock acquired after December 31, 1986, and allocated to his ESOP Account, be distributed to the Participant. Such direction may be made within 90 days after the close of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, such a Participant may request the distribution of up to 50 percent of the number of shares of Viacom Stock attributable to Paramount Communications Inc. stock acquired after December 31, 1986, and allocated to his ESOP Account. Any direction made during the applicable 90-day period following any Plan Year may be revoked or modified at any time during such 90-day period. Any such distributions shall be made no later than the 180th day of the Plan Year in which the Participant's direction is made. All such directions shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to Code Section 401(a)(28)(B). For the purposes of this Section D(1)(e), the following rules shall apply:

                    (i)  The term "Qualified Election
Period" shall mean the six (6) Plan Year period beginning with the later of the Plan Year in which the Participant attained age 55 or completes ten (10) years of membership with respect to amounts credited to the ESOP Account including Years of membership in the Paramount
Communications Inc. Employee Stock Ownership Plan.

                    (ii)  The amount which may be directed
by the Participant with respect to each Plan Year shall be based in each instance on the balance of such allocated Viacom Stock in the Participant's ESOP Account as of the end of the prior Plan Year plus prior transfers during the Qualified Election Period, reduced by any amounts previously directed during the Qualified Election Period.


      E.   BLOCKBUSTER PLAN

           The following provisions apply to Employees who were participants in the Blockbuster Plan or who were employed by a participating employer in the Blockbuster Plan
("Blockbuster Participant") on December 31, 1995 and who subsequently became Participants in the Plan.

           1. SERVICE: - Notwithstanding anything to the contrary in Article IV or any other provision of the Plan, a Blockbuster Participant's Eligibility Service and Vesting Service under the Plan shall include the Participant's eligibility service and vesting service as of December 31, 1995 under the terms of the Blockbuster Plan. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1996, the date of hire of a Blockbuster Plan Participant shall be January 1, 1996.

           In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the Blockbuster Plan on December
31, 1995.

           2. Investment of Contributions: - With respect to the portion of a Participant's Account attributable to employer non-elective contributions under the Blockbuster
Plan as of December 31, 1995, and in addition to any rights a Participant has pursuant to the provisions of Article VII of the Plan, a Blockbuster Participant shall have the right to direct the investment of such amounts attributable to such employer Contributions in the same manner as the Participant may direct the investment of Before-Tax
Contributions and After-Tax Contributions as set forth in
Article VII of this Plan. Such amounts are referred to in this Plan as Transferable Employer Contributions.


      F.    EIF

            Unless stated to the contrary, the following provisions apply to Employees who were employees of CBS
Broadcasting, Inc. (or any company related to CBS
Broadcasting, Inc. which participated in the EIF) on August
31, 2001 ("CBS Employee") or who were Participants in the EIF Plan ("EIF Participants") on August 31, 2001, and who subsequently became Participants in this Plan.

            1.  SERVICE

            (a) Notwithstanding anything to the contrary in
Article IV or any other provision of the Plan, a CBS
Employee's Eligibility Service under the Plan shall include the Employee's Eligibility Service as of August 31, 2001 under the terms of the EIF.

            (b) Notwithstanding anything to the contrary in
Article IV or any other provision of the Plan, a CBS
Employee's Vesting Service under the Plan shall include the Employee's years of service for vesting as of December 31, 2000 under the terms of the EIF. For purposes of calculating Vesting Service for the 2001 Plan Year, the following definition shall apply in lieu of the definition in Section 2.27:

                "Year of Vesting Service", as used with
respect to an Employee or a Participant, as the case may be, shall mean each anniversary year in which he shall complete at least 1,000 Hours of Service. If such participant shall not have completed a year of service in the anniversary year in which he became a participant, or in the preceding plan year, he shall nevertheless be credited with one year of service for the anniversary year in which he became a participant. The anniversary year of any Employee shall be each 12-month period commencing on the first day of the calendar month in which his employment commences.

            (c) For purposes of calculating Vesting Service on and after January 1, 2002 the date of hire of a CBS
Employee shall be January 1, 2002, or, if later, the date on which he is first employed.

            (d) In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the EIF Plan on August 31, 2001.

            2.  INVESTMENT OF CONTRIBUTIONS

            (a) With respect to the portion of an EIF
Participant's Account attributable to employer matching contributions under the EIF as of August 31, 2001, and in addition to any rights an EIF Participant has pursuant to the provisions of Article VII of this Plan, an EIF Participant shall have the right to direct the investment of such amounts attributable to such matching contributions in the same manner as the Participant may direct the investment of Before-Tax Contributions and After-Tax Contributions as set forth in Article VII of this Plan.

            (b) An EIF Participant whose investment in the SDA exceeds the 25% limitation of Section 7.8(c), as of August 31, 2001, shall not be required to reduce his investment in the SDA after August 31, 2001 but no such Participant may increase his investment in the SDA after August 31, 2001 beyond the percentage he has invested in the SDA on that date.

            3.  VESTING

           A CBS Employee shall become vested in Matching
Employer Contributions in accordance with the following schedule:

           YEARS OF COMPLETED                     VESTED
           VESTING SERVICE                      PERCENTAGE
           ------------------                    -----------
          Less than 1 year                        0 %
          1 year but less than 2 years            33 1/3 %
          2 years but less than 3 years           66 2/3 %
          3 years of more                         100 %

          4.   COMPENSATION

          For the period beginning September 1, 2001 and ending December 31, 2001, Compensation, as defined in
Section 2.12, shall have the following meaning for CBS
Employees:

          (a)  Compensation, as used with respect to a
Participant (other than a Participant described in (b) or (c) below), with respect to an Employer and with respect to a payroll period, shall mean the regular compensation paid by such Employer to such Participant for such payroll period, inclusive of all amounts of regular compensation deferred by such participant in accordance with his contribution election which are contributed to such participant's accounts on a before-tax basis as Employer contributions, but excluding bonus payments, overtime compensation, deferred compensation and additional compensation of every other kind so paid. The total amount of a Participant's Compensation taken into account for any Plan Year shall not exceed $170,000, or the otherwise applicable annual compensation limitation in effect under
Section 401(a)(17) limitation of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. If any Plan Year consists of fewer than twelve months, the Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve.

          (b) Compensation for Employees Not on Basic Payroll (Not Including Employees of the Employer Primarily Providing Services to a Subsidiary or Division of the Employer that was Part of Westinghouse Electric Corporation Prior to November 24, 1995 and Engaged in the Business of Radio and/or Television Broadcasting, Cable Operations, Satellite Operations, or Related Businesses)


               (i) This sets forth the definition of
          "compensation" in the case of certain categories of Employees whose regular compensation is not payable entirely on a weekly or biweekly or semimonthly
          SALARY BASIS.

               (II)    SALESPEOPLE ON COMMISSION.  The
          compensation of a salesperson shall be equal to the sum of:

                       (1)    100% of the first $40,000 (or
               such other amount as the Board of Directors may determine by resolution) of base salary and commissions earned during the previous calendar year, plus

                    (2)  50% of base salary and commissions
               exceeding $40,000 (or such other amount as the Board of Directors may determine by resolution) during the previous calendar year.

          In no event will the compensation for a salesperson be less than the salesperson's base salary.

               (iii)   TALENT EMPLOYEES.  The compensation of
          a "talent employee" shall be equal to the sum of:

                    (1)  100% of the talent employee's actual
               compensation (excluding bonuses, overtime, deferred compensation and additional compensation of any kind) up to $100,000, plus

                  (2)  50% of the talent employee's actual
               compensation (excluding bonuses, overtime, deferred compensation and additional compensation of any kind) in excess of $100,000.

               (iv)    In no event shall compensation in
          excess of $550,000 be considered in determining a talent employee's compensation. Further, in no event shall a talent employee's compensation in any year be less than the lesser of (1) such talent employee's compensation in the prior year, or (2) such talent employee's actual compensation for the current year.

          (c) Compensation for Employees Not on Basic Payroll Who are Employees of the Employer Primarily Providing Services to a Subsidiary or Division of the Employer that was Part of Westinghouse Electric Corporation Prior to November 24, 1995 and Engaged in the Business of Radio and/or Television Broadcasting, Cable Operations, Satellite Operations, or Related Businesses)

               (i) This sets forth the definition of
          "Compensation" in the case of certain categories of Employees whose regular compensation is not payable entirely on a weekly or biweekly or semimonthly salary basis.

               (ii) SALESPEOPLE ON COMMISSION.  The
          compensation of a salesperson shall be equal to 100% of base salary and commissions projected to be earned during the current year.

          In no event will the salary of a salesperson be less than the salesperson's base salary.

          5.   MATCHING EMPLOYER CONTRIBUTIONS

          For the period beginning on September 1, 2001 and ending January 31, 2002, the following provisions shall apply to EIF Participants in lieu of the provisions of Sections 5.1 and 5.7 of the Plan:

          EIF Participants may be eligible to receive a discretionary Matching Employer contribution based on their Before-Tax Contributions up to as much as 5% of Compensation. Whether such a discretionary contribution shall be made, which EIF Participants shall be eligible to receive the discretionary contribution, how much of a Participant's Before-Tax Contributions (not exceeding 5% of
Compensation) shall be eligible for matching, how much will be contributed for each dollar of Before-Tax Contributions that are eligible for matching, and the other terms of such a discretionary matching contribution, are entirely within the discretion of the Retirement Committee.

        6. PROVISIONS FOR FORMER PARTICIPANTS IN THE KING
WORLD PLAN WHO BECAME  PARTICIPANTS IN THE EIF

            Unless stated to the contrary, the following provisions apply to Employees who were participants in the King World Plan on December 31, 2000 ("King Plan
Participants") and who subsequently became Participants in the EIF.

          (a) KING WORLD EMPLOYER CONTRIBUTIONS: In addition to the other available forms of benefit under the Plan, amounts credited to a Participant's Account that are attributable to employer contributions to the King World Plan ("King World Employer Contributions") will, if the Participant is unmarried, be paid in the form of a single life annuity unless the Participant consents to a different form of benefit in accordance with (b) below. If the Participant is married, the Participant's King World Employer Contributions shall be paid in a qualified joint and 50% survivor annuity unless the Participant and the Participant's spouse consent to a different form of benefit in accordance with (b) below. If the married Participant dies before payment of his benefit begins or is made, the Participant's spouse shall receive, unless waived in accordance with (b) below, the Participant's King World Employer Contributions in the form of a single life spouse survivor annuity.

          (b) ANNUITIES - SPECIAL RULES: Not less than 30 days and not more than 90 days before the first day of the month following the month in which a Participant entitled to an annuity form of benefit under this Section retires ("Annuity Starting Date"), the Retirement Committee or its designee shall furnish, by mail or by personal delivery, to each such Participant a general written explanation in non-technical terms of the terms and conditions of the normal forms of payment, the Participant's right to make (and the effect of) an election to receive benefits in an optional form, the requirements regarding spousal consent to an election to receive benefits in an optional form, the right to make (and the effect of) a revocation of an election to receive benefits in an optional form, and the financial effect upon a Participant's benefits of the various forms of payment. The Annuity Starting Date for a distribution in a form other than the normal form of payment may be less than 30 days after the receipt of the written explanation described above, provided: (i) the Participant has been provided with information that clearly indicates that such individual has at least 30 days to consider whether to waive the normal form of payment and elect (with spousal consent) an optional form; and (ii) such individual is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the written explanation described above is provided. An election shall be valid only if it is made after the Participant has received the general written explanation described above and only if the election is received by the Retirement Committee within the ninety
     (90) day period ending on the Participant's Annuity Starting Date (the "election period"). Any election of an optional form may be revoked and changed during the election period. Notwithstanding the foregoing, no election or revocation and change of election which would cause an individual who is the spouse of the Participant to receive no benefit or a benefit other than the benefit which such spouse would receive under a qualified joint and 50% survivor annuity shall be effective without the written and notarized consent of such spouse.

          (c)  The Retirement Committee will provide a
     Participant with a written explanation of (i) the terms and conditions of the spousal survivor annuity referred to in (b) above, (ii) the Participant's right to waive the spouse's survivor annuity and the effect of the waiver, (iii) the rights of the Participant's spouse with respect to the waiver, and (iv) the right to make, and the effect of, a revocation of a previous waiver. Except as otherwise permitted by applicable law, the written explanation will be furnished within whichever of the following periods ends last: (I) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, and (II) a reasonable period ending after the Participant becomes covered by the Plan. In the case of a participant who separates from service with the Employer and Affiliated Companies before age 35, the applicable period will be a reasonable period of time ending after the Participant's separation from service; and, if the Participant thereafter returns to service, the applicable period for the Participant shall be redetermined. A Participant may elect to waive the spousal survivor annuity within the period beginning on the first day of the Plan Year in which the participant attains age 35 or separates from service with the Employer and Affiliated Companies, whichever is earlier, and ending on the date of the Participant's death. The waiver shall not take effect unless the Participant's spouse consents to the waiver. The spouse's consent must be in writing and must acknowledge the effect of the waiver, and the spouse's signature must be witnessed by a notary public. Spousal consent will not be required if it is established to the satisfaction of the Retirement Committee that the Participant does not have a spouse, that the spouse cannot be located or that the spouse's consent cannot be obtained because of other circumstances permitted by applicable law. An election to waive the spousal survivor annuity may be revoked by the Participant at any time prior to the Participant's death.

          (d) Notwithstanding the provisions of Article IX, no loan shall be granted to a married Participant whose Accounts include King World Employer Contributions unless the spouse of the Participant consents in writing at the time the loan is made or during the ninety (90)-day period ending on the date the loan is made. The consent must comply with the requirements of subparagraphs (b) and (c) above.

            6.  PERIODIC SPECIAL CONTRIBUTIONS

            For the period beginning on September 1, 2001 and ending December 31, 2001, the following provisions shall apply to EIF Participants in addition to the provisions of Sections 5.2 and 5.3 of the Plan:

          An EIF Participant may elect, pursuant to a contribution election, to make periodic special contributions, on an after-tax basis, to the Plan. The contribution election must specify the amount of any periodic special contribution, which shall not exceed:

          (1) 140 percent of the total of all his actual contributions, if any, made by him to the EIF through payroll authorizations at any time from the date he first became a Participant in the EIF to June 30, 1977 (which amount shall be described as a Participant's "past frozen credit"), plus

          (2) the difference, if any, between (i) the total of (I) the aggregate amount he could have contributed to the EIF as basic contributions (as defined in the EIF and including, for purposes of this provision, "required basic contributions" and "voluntary supplemental contributions" as those terms were used in prior versions of the EIF) subsequent to June 30, 1977 if at all times subsequent to that date he had had in effect payroll authorizations (throughout the period ended December 31, 1983) and contribution elections (throughout the period commencing January 1, 1984) for the basic contribution for the maximum percentage of base salary permitted plus (II) the withdrawals made by him subsequent to June 30, 1977, and (ii) the total of all his actual contributions made as basic contributions and periodic special contributions to the EIF subsequent to June 30, 1977.


      G.    MTVi PLAN

            Unless stated to the contrary, the following provisions apply to Employees who were Participants in the MTVi Plan on August 31, 2001 ("MTVi Participants") and who subsequently became Participants in this Plan (MTVi
Participants"):

      For the period beginning on September 1, 2001 and ending January 31, 2002, the provisions of Sections 5.1 and
5.7 shall apply to MTVi Participants, provided however, that the maximum percentage of a Participant's Before-Tax Contributions eligible to be Matchable Contributions for a Participant whose Prior Year Base Pay is not more than $65,000 shall be 8% instead of 6%.


      H.    INFINITY PLAN

            Unless stated to the contrary, the following provisions apply to Employees who were employees of Infinity Broadcasting Corporation (or any company related to Infinity Broadcasting Corporation which participated in the Infinity
Plan) on October 31, 2001 ("Infinity Employees") or who were Participants in the Infinity Plan on October 31, 2001 (Infinity Participants"), and who subsequently became Participants in this Plan:

            1. VESTING

           An Infinity Employee shall become vested in Matching Employer Contributions in accordance with the FOLLOWING SCHEDULE:

           YEARS OF COMPLETED                     VESTED
           VESTING SERVICE                      PERCENTAGE
           -----------------                      ---------
          Less than 1 year                        0 %
          1 year but less than 2 years            33 1/3 %
          2 years but less than 3 years           66 2/3 %
          3 years of more                         100 %

            2. INVESTMENT OF CONTRIBUTIONS

            With respect to the portion of an Infinity
Participant's Account attributable to employer matching contributions under the Infinity Plan as of October 31, 2001, and in addition to any rights an Infinity Participant has pursuant to the provisions of Article VII of this Plan, an Infinity Participant shall have the right to direct the investment of such amounts attributable to such matching contributions in the same manner as the Participant may direct the investment of Before-Tax Contributions and After-Tax Contributions as set forth in Article VII of this Plan.


          3. MATCHING EMPLOYER CONTRIBUTIONS

          For the period beginning on September 1, 2001 and ending January 31, 2002, the following provisions shall apply to Infinity Participants in lieu of the provisions of Sections 5.1 and 5.7 of the Plan:

            Infinity Participants may be eligible to receive a discretionary Matching Employer contribution based on their Before-Tax Contributions up to as much as 5% of Compensation. Whether such a discretionary contribution shall be made, which Infinity Participants shall be eligible to receive the discretionary contribution, how much of a Participant's Before-Tax Contributions (not exceeding 5% of Compensation) shall be eligible for matching, how much will be contributed for each dollar of Before-Tax Contributions that are eligible for matching, and the other terms of such a discretionary matching contribution, are entirely within the discretion of the Retirement Committee.

            4. SPECIAL PROVISIONS FOR PARTICIPANTS IN PLANS
PREVIOUSLY MERGED INTO THE INFINITY PLAN

                (a) Amounts transferred from the Henry
Broadcasting Company 401(k) Profit Sharing Plan to Infinity
Plan shall be treated, for purposes of the Plan as Matching
Employer Contributions contributed to the Plan prior to August 31, 2001.

                (b)  Amounts transferred from the WCCO
Television, Inc. AFTRA 401(k) Plan to the Infinity Plan shall be treated, for purposes of the Plan as Employer
Matching Contributions contributed to the Plan prior to August 31, 2001.

II.   ViACOM INVESTMENT PLAN AS IN EFFECT PRIOR TO JANUARY
1, 1996

      The following provisions apply to Employees of an Employer prior to January 1, 1996, including Employees who were Participants in the Plan on December 31, 1995 and who continued to participate after such date.

      For purposes of Section 10.2(b), a Participant's
Benefit Service is that period of Service used in determining the Participant's right to receive a vested benefit under the Plan. Benefit Service shall be computed according to the following rules:

            1. For service while a Participant on and after January 1, 1989, Benefit Service shall be, for each Accounting Period within the Plan Year, only that period for which the Participant elects to have Matchable or Unmatched Contributions made to the Plan on his behalf. If a Participant is unable to have Matchable Contributions made to the Plan solely due to the limitations of Section 15.1, 15.2, or 15.3, he shall be credited with Benefit Service for each Accounting Period during which he is so restricted whether or not he elects to have After-Tax Contributions made to the Plan on his behalf. Periods of leave of absence, layoffs and, except as provided in the preceding sentence, other periods for which the Participant does not or did not elect to have Matchable or Unmatched Contributions made to the Plan shall not be counted as Benefit Service. A Participant shall not be credited with Benefit Service solely due to a Rollover Contribution made to the Plan on his behalf. Years of Benefit Service shall be determined by dividing the total number of Accounting Periods for which Benefit Service is credited by twelve, with fractional years being disregarded;

            2. For service while a Participant prior to January 1, 1989, Benefit Service shall be the Participant's Benefit Service as defined under the provisions of the Plan in effect on December 31, 1988; provided, however, that with respect to an Employee who terminated employment prior to January 1, 1989, and returned to employment on or after that date, Benefit Service shall be restored upon reemployment;

            3.  A Participant's Benefit Service under the
Plan shall include periods of Benefit Service credited to such Participant under the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI)
Distribution Inc., whether or not assets are transferred to the Plan in accordance with Section 5.13.

      B.    SPECIAL PROVISIONS WITH RESPECT TO PARTICIPANTS
WHO ARE EMPLOYEES OF THE CABLE DIVISION:

      Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix A, Section III. B. shall apply where indicated to Employees who were Participants in the Plan on December 31, 1995 and who were employees of Tele-View Inc., commonly referred to as the Cable Division, ("Cable Participants"), prior to on, and following December 31, 1995:.

            That portion of a Cable Participants Account attributable to prior Payroll/PAYSOP contributions shall be treated as Matching Employer Contributions to the Plan except for vesting and in-service withdrawal purposes. For purposes of Articles VIII and IX, they are referred to as Cable Transfers.


III.  SPECIAL PROVISIONS WITH RESPECT TO PARTICIPANTS IN SIP

      Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix A, Section III shall apply where indicated to Participants referred to hereunder.

      A.   MERGING OF ASSETS

        Effective as of the close of business on December
31, 1996, the assets of the SIP shall be merged into the Plan.

      B.   TRANSFERRED ASSETS

        Any assets transferred to the Plan from the SIP will retain their character as employee after-tax or before-tax contributions and earnings thereon; employer contributions (matching or otherwise) and earnings thereon or rollover contributions and earnings thereon. In addition, except where specified otherwise in this Appendix A, such transferred assets shall be invested in accordance with the provisions of Article VII of the Plan.

      C.   SERVICE

        Notwithstanding anything to the contrary in Article
IV or any other provision of the Plan, a SIP Participant's Eligibility Service and Vesting Service under the Plan shall include the Participant's Eligibility Service and Vesting Service as of December 31, 1996 under the terms of the SIP. For purposes of calculating Eligibility Service and Vesting
Service on and after January 1, 1997, the date of hire of a PHCP Participant shall be the Participant's date of hire under the SIP.

           In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the Plan than the service with which the Participant was credited under the terms of the SIP on December 31, 1996.

      D.   PRIOR PLAN TRANSFERS

      That portion of a Participant's Account attributable to Prior Plan Transfers to the SIP shall be treated as Matching Employer Contributions to the Plan except for vesting and in-service withdrawal purposes. For purposes of Articles VIII and IX, they are referred to as Prior Plan Transfers.

                           APPENDIX B

          DIVISIONS NOT INCLUDED IN VIACOM 401(k) PLAN


In accordance with the requirements of Section 2.17 of the Plan, this Appendix lists those divisions of any Employer that are not included in the definition of Employer under this Plan. Effective as of September 1, 2001, there are no divisions of the Employer that are not included within the definition of Employer. Nevertheless, to be eligible, any Employee of an Employer must otherwise meet the eligibility requirements of Article III.

                          APPENDIX C


Amounts previously designated for investment in this Plan or in the EIF, MTVi, Infinity and KMOV Plan as of August 31, 2001 (or October 31, 2001, for the Infinity Plan) shall be invested in the following Transition Funds effective September 1, 2001 (or November 1, 2001,for amounts in the Infinity Plan):

       (a) For Participants who were Participants in this Plan (other than Employees of the Cable Division):

Previously Designated Fund              Transition Fund
---------------------------             ------------------
Certus Interest Income Fund             PRIMCO Stable Value Fund

MSDW Institutional Fund U.S. Real       PRIMCO Stable Value Fund
Estate Portfolio

Vanguard LifeStrategy Income Fund       PRIMCO Stable Value Fund

Mellon Bank EB Daily Liquidity          Mellon Bank EB MBA
Aggregate Bond Index                    Aggregate Bond Index Fund

PIMCO High Yield Fund                   Mellon Bank EB MBA
                                        Aggregate Bond Index Fund

George Putnam Fund of Boston            Vanguard LifeStrategy
                                        Moderate Growth Fund

The Putnam Fund for Growth & Income     The Boston Company Large
                                        Cap Value Fund

Vanguard LifeStrategy Growth Fund       Same Investment

Vanguard LifeStrategy Moderate Growth   Same Investment
Fund

Putnam S&P 500 Index Fund               Barclays Global Investors
                                        S&P 500 Index Fund
Putnam Investors Fund                   Putnam Large Cap Growth
                                        Fund

Putnam Voyager Fund                     Putnam Large Cap Growth
                                        Fund

TCW Galileo Small Cap Growth Fund       MFS New Discovery Fund

MAS Small Cap Value Fund                DFA U.S. Small Cap Fund

Capital Research Euro Pacific Growth    Capital Guardian
Fund                                    International Equity Fund

Putnam International Voyager Fund       Capital Guardian
                                        International Equity Fund

Capital Guardian Emerging Markets       Same investment
Equity Fund

MSDW Institutional Fund Technology      Fidelity Select
Portfolio                               Technology Fund

Viacom Company Stock Fund, Class A      Same Investment

Viacom Company Stock Fund, Class B      Same Investment

       (b)  For Participants who were Participants in the
EIF:

Previously Designated Fund              Transition Fund
--------------------------              ----------------
Stable Value Fund                       PRIMCO Stable Value Fund

Vanguard LifeStrategy Conservative      Same Investment
Growth Fund

Vanguard LifeStrategy Moderate Growth   Same Investment
Fund

Vanguard LifeStrategy Growth Fund       Same Investment

Barclays Global Investors S&P 500       Same Investment
Index Fund

Active U.S. Equity Fund                 Barclays Global
                                        Investors S&P 500 Index
                                        Fund

Small Cap U.S. Equity                   DFA U.S Small Cap Fund

International Equity Index Fund         Capital Guardian
                                        International Equity
                                        Fund

Viacom Company Stock Fund, class B      Same Investment

Dreyfus Investment Services             Same Investment
Corporation Participant-Directed
Brokerage Accounts

       (c) For Participants who were Participants in this Plan and who are Employees of the Cable Division:


Previously Designated Fund              Transition Fund
--------------------------              -----------------

Putnam Money Market Fund                PRIMCO Stable Value Fund

Putnam U.S. Government Income Fund      PRIMCO Stable Value Fund

Certus Interest Income Fund             PRIMCO Stable Value Fund

The Putnam Fund for Growth & Income     The Boston Company Large
Fund                                    Cap Value Fund

Putnam Voyager Fund                     Putnam Large Cap Growth
                                        Fund

Putnam Vista Fund                       Fidelity Mid-Cap Stock
                                        Fund

Viacom Company Stock Fund, Class A      Same Investment

Viacom Company Stock Fund,              Same Investment
Class B

       (d) For Participants who were Participants in the KMOV Plan:


Previously Designated Fund              Transition Fund
--------------------------              ----------------
Putnam Money Market Fund                PRIMCO Stable Value
                                        Fund

Putnam U.S. Government Income Fund      PRIMCO Stable Value
                                        Fund
Certus Interest Income Fund             PRIMCO Stable Value
                                        Fund
The Putnam Fund for Growth and Income   The Boston Company
                                        Large Cap Value Fund
Putnam Voyager Fund                     Putnam Large Cap Growth
                                        Fund

Putnam Vista Fund                       Fidelity Mid-Cap Stock
                                        Fund

Viacom Company Stock Fund, class A      Same investment

Viacom Company Stock Fund, class B      Same investment

TCI PAC Communications Stock Fund       Viacom Company Stock
                                        Fund, class B

       (e) For Participants who were Participants in the Infinity Plan:


Previously Designated Fund              Transition Fund
---------------------------             ------------------------
Fleet Stable Value Fund                 PRIMCO Stable Value Fund

MFS Bond Fund                           Mellon Bank EB MBA
                                        Aggregate Bond Index
                                        Fund

George Putnam Fund of Boston            Vanguard LifeStrategy
                                        Moderate Growth Fund

Barclays Global Investors S&P 500       Same Investment
Index Fund

Oppenheimer Main Street Growth &        Barclays Global
Income Fund                             Investors S&P 500 Index
                                        Fund

Fidelity Advisors Growth Opportunity    Barclays Global
Fund                                    Investors S&P 500 Index
                                        Fund

MFS Massachusetts Investment Fund       Barclays Global
                                        Investors S&P 500 Index
                                        Fund

Putnam Voyager Fund                     Putnam Large Cap Growth
                                        Fund

Fidelity Advisors Equity Growth Fund    Putnam Large Cap Growth
                                        Fund

MFS Emerging Growth Fund                Putnam Large Cap Growth
                                        Fund

MFS Global Equity Fund                  Capital Guardian
                                        International Equity
                                        Fund

Viacom Company Stock Fund, Class B      Same Investment

          (f) For Participants who were Participants in the MTVi Plan:


Previously Designated Fund              Transition Fund
-------------------------               -----------------
Certus Interest Income Fund             PRIMCO Stable Value Fund

MSDW Institutional Real Estate Fund     PRIMCO Stable Value Fund

Vanguard LifeStrategy Income Fund       PRIMCO Stable Value Fund

Mellon Bank EB Daily Liquidity          Mellon Bank EB MBA
Aggregate Bond Index Fund               Aggregate Bond Index
                                        Fund

PIMCO High Yield Fund                   Mellon Bank EB MBA
                                        Aggregate Bond Index
                                        Fund
George Putnam Fund of Boston            Vanguard LifeStrategy
                                        Moderate Growth Fund

The Putnam Fund for Growth & Income     The Boston Company Large
                                        Cap Value Fund

Vanguard LifeStrategy Growth Fund       Same Investment

Vanguard LifeStrategy Moderate          Same Investment
Growth Fund

Putnam S&P 500 Index Fund               Barclays Global
                                        Investors S&P 500 Index
                                        Fund

Putnam Investors Fund                   Putnam Large Cap Growth
                                        Fund

Putnam Voyager Fund                     Putnam Large Cap Growth
                                        Fund

TCW Galileo Small Cap Growth Fund       MFS New Discovery Fund

MAS Small Cap Value Fund                DFA U.S. Small Cap Fund

Capital Research Euro Pacific           Capital Guardian
Growth Fund                             International Equity
                                        Fund

Putnam International Voyager Fund       Capital Guardian
                                        International Equity
                                        Fund

Capital Guardian Emerging               Same investment
Markets Equity Fund

MSDW Institutional Technology Fund      Fidelity Select
                                        Technology Fund

Viacom Company Stock Fund, Class A      Same Investment

Viacom Company Stock Fund, Class B      Same Investment

                          APPENDIX D

               SPECIAL PROVISIONS APPLICABLE TO
                PARTICIPANTS OF SOLD BUSINESSES


This appendix sets forth special rules applicable to Participants who were employed in businesses that were sold by the Company.

     A.   BLOCKBUSTER MUSIC

     In regard to Participants who were employed in the Blockbuster Music business on October 26, 1998, the Closing
Date of the sale of the Blockbuster Music business to Wherehouse Entertainment Inc. ("Blockbuster Music
Participants"):

            1. VESTING - Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 10.2, Blockbuster Music
            Participants shall be fully vested in the value of their accrued benefit determined as of October 26, 1998.

            2.   DISTRIBUTIONS - Notwithstanding any
            provision of the Plan to the contrary, including but not limited to Plan Section 11.9, for the purpose of determining a Blockbuster Music Participant's entitlement to a distribution under the Plan, a termination of employment or retirement shall be deemed to have occurred on October 26, 1998, the sale of the Blockbuster Music business to Wherehouse Entertainment Inc., regardless of whether the Participant continues in the employ of Wherehouse Entertainment Inc.

     B.   EDUCATIONAL PUBLISHING  BUSINESSES OF SIMON &
SCHUSTER INC.

          In regard to Participants who were employed in the educational publishing businesses of Simon & Schuster Inc.
on November 25, 1998, the Closing Date of the Sale of such businesses to Pearson plc. ("Educational Publishing
Participants"):

            1. Vesting - Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 10.2, Educational Publishing Participants shall be fully vested in the value of their accrued benefit determined as of November 25, 1998.

                          APPENDIX E
                       INVESTMENT FUNDS

                    As of September 1, 2001



PRIMCO STABLE VALUE FUND

MELLON BANK EB MBA AGGREGATE BOND INDEX FUND

VANGUARD LIFESTRATEGY CONSERVATIVE GROWTH FUND

VANGUARD LIFESTRATEGY MODERATE GROWTH FUND

VANGUARD LIFESTRATEGY GROWTH FUND

MELLON CAPITAL TACTICAL ASSET ALLOCATION FUND

BARCLAYS GLOBAL INVESTORS S&P 500 INDEX FUND

VANGUARD CALVERT SOCIAL INDEX FUND

PUTNAM LARGE CAP GROWTH FUND

THE BOSTON COMPANY LARGE CAP VALUE FUND

FIDELITY MID-CAP STOCK FUND
DFA U.S. SMALL CAP FUND

MFS NEW DISCOVERY FUND

CAPITAL GUARDIAN INTERNATIONAL EQUITY FUND

FIDELITY SELECT TECHNOLOGY FUND

CAPITAL GUARDIAN EMERGING MARKETS EQUITY FUND

VIACOM COMPANY STOCK FUND (CLASS A)

VIACOM COMPANY STOCK FUND (CLASS B)

PARTICIPANT-DIRECTED BROKERAGE ACCOUNTS